EXHIBIT 4

 THE TRAVELERS INSURANCE COMPANY o ONE CITYPLACE o HARTFORD, CONNECTICUT
                                  o 06103-3415
                                 A STOCK COMPANY

                                                Mailing Address: P.O. Box 990009
                                                         Hartford, CT 06199-0009


  We are pleased to provide You the benefits of this Variable Annuity Contract.
           Please read Your Contract and all attached forms carefully.





                         RIGHT TO EXAMINE THIS CONTRACT

            IN ORDER TO CANCEL THIS CONTRACT, YOU MUST PROVIDE A WRITTEN REQUEST AND THIS CONTRACT TO US AT OUR MAILING ADDRESS OR TO OUR AGENT WITHIN 10 CALENDAR DAYS AFTER ITS DELIVERY TO YOU. WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX, AND CONTRACT CHARGES PAID. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.

            This Contract is issued in consideration of the Purchase Payments. It is subject to the terms and conditions stated on the attached pages, all of which are parts of it.

                        Executed at Hartford, Connecticut

[               ]
                                            [              ]
                    President                                          Secretary

             This is a legal Contract between You and Us.     READ YOUR CONTRACT
                                                 CAREFULLY.

              FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                        LIFE ANNUITY COMMENCING AT MATURITY DATE

            ELECTIVE OPTIONS
            PARTICIPATING




  VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE AND ARE NOT
                     GUARANTEED AS TO FIXED DOLLAR AMOUNT.

TABLE OF CONTENTS


Right to Examine this Contract                                        Cover Page

Contract Specifications                                               Page 3

Definitions                                                           Page 5

Ownership, Beneficiary and Annuitant Provisions                       Page 7

Purchase Payment and Valuation Provisions                             Page 8

Death Benefit Provision                                               Page 12

Settlement Provisions                                                 Page 13

General Provisions                                                    Page 15

Annuity Tables                                                        Page 17





        Any Amendments, Riders or Endorsements follow the Annuity Tables.

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

CONTRACT NUMBER                  CONTRACT DATE

OWNER                                                MATURITY DATE

JOINT OWNER                                          MARKET TYPE

ANNUITANT

CONTINGENT ANNUITANT

--------------------------------------------------------------------------------
PURCHASE PAYMENTS:
     MINIMUM INITIAL PURCHASE PAYMENT:  $1,000
     MINIMUM SUBSEQUENT PURCHASE PAYMENT: $100
     MAXIMUM SUM OF INITIAL AND SUBSEQUENT PURCHASE PAYMENTS: $1,000,000 unless We consent to a larger amount.


FIXED ACCOUNT:

MINIMUM GUARANTEED INTEREST RATE: The Minimum Guaranteed Interest Rate for the Fixed Account is 2%.


GUARANTEED INTEREST PERIODS: The initial interest rate for any Purchase Payment allocated to the Fixed Account is guaranteed for one year from the date it is credited to Your Contract. Subsequent renewal rates will be guaranteed for a calendar year. These guarantees do not apply to any dollar cost averaging program offered by Us, or to any other administrative program.

TRANSFERS: In any Contract Year, You may transfer up to 20% of the Fixed Account value as of the end of the preceding Contract Year to any of the Funding Options. Amounts previously transferred from the Fixed Account may not be transferred back into the Fixed Account or any Variable Funding Option that we consider a Competing Fund for a period of at least 3 months from the date of transfer.

SEPARATE ACCOUNTS*:                         DAILY FUND OPTIONS     ANNUAL FUND
                                            OPTION DEDUCTIONS        **
                                            DEDUCTIONS**

TIC SEPARATE ACCOUNT U                        .00003425             1.25%
TACTICAL AGGRESSIVE STOCK ACCOUNT             .00007808             2.85%
TACTICAL GROWTH & INCOME ACCOUNT              .00007726             2.82%
TACTICAL SHORT-TERM BOND ACCOUNT              .00007726             2.82%
TRAVELERS GROWTH & INCOME ACCOUNT             .00005205             1.90%
TRAVELERS MONEY MARKET INCOME ACCOUNT         .00004301             1.57%
TRAVELERS QUALITY BOND ACCOUNT                .00004301             1.57%

*INFORMATION ABOUT THE SEPARATE ACCOUNTS AND THE FUNDING OPTIONS IS PROVIDED IN THE PROSPECTUS FOR THIS CONTRACT AND THE SEPARATE ACCOUNTS.

**Funding Options Deductions:

The Daily Fund Options Deductions shown above, assuming a 365-day year, reflect the Mortality and Expense Risk charge of 1.25% annually per Funding Option. Additionally, the Daily Fund Options Deductions include management fees and asset allocation fees, if applicable, for all Separate Accounts other than TIC Separate Account U. Those same charges are also expressed above on an annual basis per Funding Option.

CONTRACT SPECIFICATIONS

CONTRACT CHARGE: $15.00
This charge will be assessed semi-annually.

This charge will not be assessed under the following situations:
     (a) if Your Contract value is $60,000 or greater on the date the charge is assessed;
     (b) from any amount in the Fixed Account;
     (c) distribution of proceeds due to death; or
     (d) after an Annuity payout has begun.

WITHDRAWAL CHARGE: The Withdrawal Charge is calculated as a percentage of the Purchase Payments withdrawn on a first-in, first-out basis. For the purpose of determining the withdrawal charge, the order of withdrawal will be deemed to be taken from (a) any Purchase Payments that are not subject to the withdrawal charge; (b) next from any remaining free withdrawal allowance (as described below) after the reduction by the amount of (a); (c) next from Purchase Payments still subject to a withdrawal charge (on a first-in, first-out basis); and then from (d) from Contract earnings. Any free withdrawals taken will not reduce Purchase Payments still subject to the withdrawal charge.

                     NUMBER OF YEARS SINCE A
                     PURCHASE PAYMENT WAS APPLIED         WITHDRAWAL CHARGE PERCENTAGE
                     ----------------------------         ----------------------------
           Greater than or Equal to   But less than
                       0 years               5 years                    5%
                       5+years                                          0%

DEDUCTIONS NOT SUBJECT TO A WITHDRAWAL CHARGE:

We will not deduct a withdrawal charge under this Contract due to:

     (a) The death of the Contract owner or the Annuitant with no Contingent Annuitant surviving
     (b) Minimum Distributions (as defined by the Internal Revenue Code) taken under Our managed distribution program then in effect if elected by the owner by a Written Request
     (c) The start of a Life Annuity option
     (d) The start of Payments for a Fixed Period of at least 5-year duration, except if You elect to redeem the present value of any remaining guaranteed Fixed Period payments after the Maturity Date
     (e) Disability of the Annuitant, subsequent to the Contract Date, as defined by the Internal Revenue Code
     (f) Retirement of the Annuitant after age 55, provided the Contract has been in effect five years or more, and provided that withdrawal payment is made to the Contract Owner. If the Annuitant retires at age 65 or younger, proof of retirement is required to be submitted with the withdrawal request.

FREE WITHDRAWAL ALLOWANCE: After the first Contract Year and prior to the Maturity Date, You may withdraw annually up to 10 % of Your Contract value, as of the end of the previous Contract Year, without imposition of the withdrawal charge. If You have Purchase Payments no longer subject to the withdrawal charge, the maximum You may withdraw without the withdrawal charge is the greater of: (a) the free withdrawal allowance; or (b) the total amount of Purchase Payments no longer subject to a withdrawal charge. You may withdraw the free withdrawal allowance during the first Contract Year if taken under the systematic withdrawal program.

 NOTE: Any free withdrawal taken will reduce Purchase Payments no longer subject to a withdrawal charge. The available amount will be calculated as of the end of the previous Contract Year. The free withdrawal amount is not cumulative from year to year. The free withdrawal allowance applies to any partial withdrawal and to full withdrawals, except those transferred directly to annuity contracts issued by unaffiliated carriers and financial institutions.

TRANSFER CHARGE: We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify You In Writing at Your last known address at least 31 days prior to the imposition of any such Transfer Charge.

TERMINATION: We reserve the right to terminate this Contract when the Contract value is less than $2,000 and Purchase Payments have not been made for at least two years.

ASSUMED DAILY NET INVESTMENT FACTOR: Upon annuitization, the Assumed Daily Net Investment Factor for variable payments is 1.000081 for each Funding Option and
1.000041 for fixed payments, assuming a 365-day year. When expressed on an annual basis this equals 3% for variable payments and 1.5% for fixed payments.

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this Contract before annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and annuity payments depend.

ANNUITY UNIT(S) - an accounting unit of measure used to calculate the value of annuity payments.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.

COMPETING FUND - any investment option under the contract which, in Our opinion consists primarily of fixed income securities and/or money market instruments. This would include, but not be limited to, any bond or money market fund.

CONTRACT - a Contract that describes the benefits, rights, and obligations of the owner and Us.

CONTRACT DATE - the date on which the Contract is issued.

CONTRACT YEARS - twelve-month periods beginning with the Contract Date.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract.

DUE PROOF OF DEATH - 1) a copy of a certified death certificate; 2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; 3) a written statement by a medical doctor who attended the deceased; or
4) any other proof satisfactory to Us.

FIXED ACCOUNT(S) - an account that consists of the assets (other than those in a Separate Account) that are part of the General Account of the Company. The Fixed Account may not always be available under this Contract.

FUNDING OPTION(S) - that portion of the assets of a division of the Separate Account, which is allocated to a particular Underlying Fund; also known as a Sub-Account.

MATURITY DATE - the date on which the annuity payments are to begin.

MINIMUM DISTRIBUTIONS - Minimum amounts that must be distributed each year in relation to certain qualified plans under the Code.

NONQUALIFIED CONTRACT - a Contract other than a Qualified Contract, funded by after-tax contributions.

OUR OFFICE - the Home Office of The Travelers Insurance Company or any other office which We may designate for the purpose of administering this Contract. All correspondence regarding this Contract should be sent to Our mailing address stated on the cover page of this Contract.

PREMIUM TAX - the amount of tax, if any, charged by a state or municipality. We will deduct any applicable Premium Tax from the Contract value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENT(S) - payments of premium You make to Us under this Contract.

QUALIFIED CONTRACT - a Contract used in a retirement plan or program, whereby the Purchase Payments and any gains are intended to qualify under sections 401, 403, and 408 of the Code.

SETTLEMENT OPTION(S) - an annuity option elected under this Contract.

SEPARATE ACCOUNT(S) - the Separate Account(s) indicated in the Contract Specifications, which We established for this class of Contracts and certain other Contracts.

TERMINATION - discontinuance of this Contract by Us or by Your Written Request.

UNDERLYING FUND(S) - an open-end diversified management investment company, which serves as a Funding Option under the Separate Account.

VALUATION DATE(S) -a date on which a Funding Option is valued, generally at the close of business on each day the New York Stock Exchange is open for trading (except for when trading is restricted due to an emergency as defined by the Securities and Exchange Commission).

VALUATION PERIOD(S) - the period of time between successive Valuation Dates.

WE, US, OUR - The Travelers Insurance Company

WRITTEN REQUEST - written information including requests for Contract, beneficiary, ownership, transfers, surrenders or other changes sent to Us in a form and content satisfactory to Us and received in good order at Our Office. Requests for changes are subject to any action taken prior to our receipt of the written information.

YOU, YOUR - the owner, including any joint owner.

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                 OWNERSHIP, BENEFICIARY AND ANNUITANT PROVISIONS
--------------------------------------------------------------------------------


OWNERSHIP

This Contract belongs to the owner shown in the Contract Specifications or to any person subsequently named in a Written Request of "Transfer of Ownership" as provided below. As owner, You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this Contract, provided You have not named an irrevocable beneficiary and provided the Contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient by Written Request. An alternate recipient does not become the owner. An alternate payment directive is revocable by You at any time by giving Us 30 days advance notice by Written Request.

Joint Owners

Joint owners may be named in a Written Request prior to the Contract Date. Joint owners may independently exercise transfers between Funding Options. All other rights of ownership must be exercised by joint action. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death if another joint owner survives. The entire interest of the deceased joint owner in this Contract will pass to the surviving joint owner, unless the deceased joint owner was also the Annuitant.

If a joint owner dies before payment of an annuity option begins and is survived by the Annuitant, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the beneficiary named in a Written Request. Upon the death of a joint owner who is the Annuitant, the entire interest will pass to the beneficiary(ies).

TRANSFER OF OWNERSHIP

You may transfer ownership by Written Request, subject to Our approval. You may not revoke any transfer of ownership after We receive the Written Request. It will take effect subject to any payments made or other actions taken by Us before the Written Request is received.

Until a new beneficiary is designated, a transfer of ownership does not affect the interest of any beneficiary designated prior to the effective date of the transfer.

A transfer of ownership may have tax consequences to You; please consult Your tax advisor.

ASSIGNMENT

To the extent permitted by law, You may collaterally assign ownership of all or a portion of this Contract by Written Request without the approval of any beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once We record the collateral assignment, it will take effect subject to any payments made or other actions taken by Us before the Written Request is recorded.

If a claim is made based on an assignment, We may require proof of interest of the claimant. An assignment takes precedence over any rights of a beneficiary. Any amounts due under an assignment will be paid in a single sum.

An assignment may have adverse tax consequences to You; please consult Your tax advisor.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner or beneficiary under this Contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

Beneficiary

The beneficiary is the party named by You in a Written Request prior to the Annuitant's death. If the beneficiary has been irrevocably designated, the beneficiary cannot be changed without such beneficiary's written consent.

The beneficiary has the right to receive any remaining contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the owner. If there is more than one beneficiary surviving, the beneficiaries will share equally in benefits unless You have indicated different shares in a Written Request. When the Annuitant dies, if You have not named a beneficiary or if the named beneficiary is not living, We will pay the death benefit to You or Your estate.

If a joint owner dies and is survived by the Annuitant before payment of an annuity option begins, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the beneficiary named in a Written Request.

ANNUITANT

The Annuitant is the individual shown in the Contract Specifications on whose life annuity payments are made. The Annuitant may not be changed after the Contract Date.

Contingent Annuitant

You may name one individual as a contingent Annuitant by Written Request prior to the Contract Date, provided the owner is not a trust. A contingent Annuitant may not be changed, deleted or added to the Contract after the Contract Date.

If the Annuitant (who is not the owner) dies prior to the Maturity Date while this Contract is in effect and while the contingent Annuitant is living:

     a.  the death benefit will not be payable upon the Annuitant's death;
     b.  the contingent Annuitant becomes the Annuitant; and
     c. all other rights and benefits provided by this Contract will continue in effect.

When a contingent Annuitant becomes the Annuitant, the Maturity Date remains the same as previously in effect, unless otherwise provided.

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                    PURCHASE PAYMENT AND VALUATION PROVISIONS
--------------------------------------------------------------------------------

PURCHASE PAYMENT

PURCHASE PAYMENT

A Purchase Payment is any payment You make to this Contract for the benefits it provides. An initial lump sum Purchase Payment must be made to the Contract and is due and payable before the Contract becomes effective. Each Purchase Payment is payable to Us at Our Office; the minimum and maximum initial and subsequent Purchase Payment amounts are shown in the Contract Specifications. No additional Purchase Payment after the initial Purchase Payment is required to keep this Contract in force, except as provided in the "Termination" provision.

A net Purchase Payment is that part of each Purchase Payment applied to the Contract value. A net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax charge.

ALLOCATION OF PURCHASE PAYMENT

We will apply any net Purchase Payment to provide Accumulation Units of selected Funding Options and/or the Fixed Account (if applicable) of this Contract. The initial net Purchase Payment will be applied within two business days following its receipt at Our Office, if the information received is in good order. Subsequent net Purchase Payments will be applied on the same business day if received in good order at Our Office on or before 4:00 p.m., Eastern Standard Time. The net Purchase Payment will be allocated to the Funding Options and/or the Fixed Account (if applicable) in the proportion specified by You for this Contract.

FUNDING OPTION VALUATION

Number of Accumulation Units

The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

Accumulation Unit Value

We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is determined by dividing A by B and subtracting C where:

         A is
            1. the Net Asset Value per share of the Underlying Fund held in the Funding Option as of the Valuation Date; plus

            2. the per-share amount of any dividend or capital gain distribution on shares of the Underlying Fund held by the Funding Option if the ex-dividend date occurs in the Valuation Period just ended; plus or minus

            3. a per-share charge or credit, as We may determine on the Valuation Date for tax reserves; and

         B is
            1. the Net Asset Value per share of the Underlying Fund held in the Funding Option as of the last prior Valuation Date; plus or minus

            2. the per-share or per-unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

         C  is the applicable Funding Option deduction for the Valuation Period.

ASSETS IN EACH FUNDING OPTION WILL BE VALUED AT FAIR MARKET VALUE IN ACCORDANCE WITH ACCEPTED ACCOUNTING PRACTICES AND APPLICABLE LAWS AND REGULATIONS.

ALL FUNDING OPTION DEDUCTIONS RELATED TO THIS CONTRACT ARE SHOWN IN THE CONTRACT SPECIFICATIONS.

FIXED ACCOUNT VALUATION

Fixed Account Value

Net Purchase Payments are applied to increase the value of the Fixed Account. The initial value of the Fixed Account will be the net Purchase Payment allocated to the Fixed Account, or amounts transferred from the Funding Option(s) to the Fixed Account. On any subsequent valuation date, the value of the Fixed Account will equal:

     1.  the value of the Fixed Account on the preceding Valuation Date; plus

     2. any net Purchase Payments or amounts transferred from the Funding Option(s) applied on that Valuation Date; minus

     3. the dollar value of any transfers, withdrawals, charges or taxes, if any deducted from the Fixed Account; plus

     4.  any interest earned.

NUMBER OF ACCUMULATION UNITS

For accounting purposes, upon receipt of each net Purchase Payment allocated to the Fixed Account, We will convert each Purchase Payment to Accumulation Units. We will determine the number of Accumulation Units to be credited to the Fixed Account by dividing the net Purchase Payment allocated to the Fixed Account by the then dollar value of one Accumulation Unit of the Fixed Account.

ACCUMULATION UNIT VALUE

We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR

The net interest factor for any day is the guaranteed net interest rate as shown in the Contract Specifications, plus any additional amounts credited by Us, plus
1.0000. Interest is credited daily. The method of crediting additional interest will be at Our discretion.

TRANSFERS/WITHDRAWALS FROM INTEREST RATE PERIODS

For the purpose of processing transfers or withdrawals from the fixed account, withdrawals are taken from the most recent "interest rate period" first, and each subsequent interest rate period is accessed for distributions in descending order on a Last-In, First-Out (LIFO) basis.

TRANSFERS AMONG FUNDING OPTIONS AND THE FIXED ACCOUNT

You may transfer all or any part of the Contract value from one Funding Option to any other Funding Option at any time up to 30 days before the Maturity Date. Additionally, You may transfer a part of the Fixed Account value (if applicable) to any of the Funding Options available under the Separate Account as shown in the Contract Specifications.

Amounts may generally be transferred from the Funding Options to the Fixed Account (if applicable) at any time up to 30 days before the Maturity Date. Amounts previously transferred from the Fixed Account to the Funding Options are subject to the transfer restrictions shown on the contract specifications. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option or to the Fixed Account. We will always allow at least one transfer in any six-month period.

Transfers between Funding Options and/or the Fixed Account (if applicable) will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Funding Option and/or the Fixed Account. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Funding Options involved and/or the Fixed Account as of the next valuation after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge described in the Contract Specifications.

We reserve the right to restrict transfers between Funding Options by any market timing firm or any other third party authorized to initiate transfers on behalf of multiple Contract owners. We may not accept, among other things: 1) transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or 2) transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner. We further reserve the right to limit transfers by Contract owners, any market timing firm or any other third party authorized to initiate transfers on behalf of multiple Contract owners, that We may determine, in Our sole discretion, will disadvantage other Contract owners.

CONTRACT VALUES

CONTRACT VALUE

The Contract value on any date equals the sum of the accumulated values in the Funding Options and the Fixed Account (if applicable). The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then current Accumulation Unit Value for that Funding Option.

THE ACCUMULATION VALUE OF THE FIXED ACCOUNT EQUALS THE NUMBER OF OUTSTANDING ACCUMULATION UNITS CREDITED TO THE FIXED ACCOUNT MULTIPLIED BY THE CURRENT ACCUMULATION UNIT VALUE OF THE FIXED ACCOUNT.

The Guaranteed value of the Fixed Account equals the accumulated value of the Fixed Account calculated by using the guaranteed net interest factor.

CONTRACT CHARGE

A Contract charge in the amount and for the period shown in the Contract Specifications will be deducted from the Contract value to reimburse Us for administrative expenses relating to the Contract. The Contract charge will be deducted by surrendering, on a pro rata basis, Accumulation Units from amounts allocated to the Funding Options. The Contract charge will not be deducted from the Fixed Account.

We will deduct the Contract charge on a pro rata basis if the Contract has been in effect for less than a full period on the date the charge is deducted. The Contract charge will also be prorated upon full surrender or Termination of the Contract.

CASH SURRENDER VALUE

The cash surrender value is equal to the Contract value less any applicable withdrawal charges and fees as shown in the Contract Specifications, less any applicable Premium Tax and less any outstanding loan balance.

The guaranteed cash surrender value of the Fixed Account equals the guaranteed value of the Fixed Account less any applicable charges and fees as shown in the Contract Specifications, less any applicable Premium Tax and less any outstanding loan balance.

CASH SURRENDER

You may elect by Written Request to receive the cash surrender value before the Maturity Date and without the consent of any beneficiary unless irrevocably named. You may elect either a full or partial surrender of the cash surrender value. In the case of a full surrender, this Contract will be canceled. In the case of a partial surrender, We will reduce Your Contract value by surrendering Accumulation Units on a pro rata basis from amounts allocated to the Funding Options and from the Fixed Account (if applicable), unless You instruct otherwise. A partial surrender will result in a reduction of Your Contract value and death benefit proceeds.

The cash surrender value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the cash surrender value of the Funding Options for a period of not more than five business days after Your Written Request is recorded. We may delay payment of the cash surrender value of the Fixed Account for a period of not more than six months after We receive Your Written Request.

CONTRACT CONTINUATION

Except as provided in the Termination Provision, this Contract does not require continuing Purchase Payments and will automatically continue as a paid-up Contract during the lifetime of the Annuitant, until the Maturity Date, until it is surrendered or when a death benefit becomes due.

--------------------------------------------------------------------------------
                             DEATH BENEFIT PROVISION
--------------------------------------------------------------------------------

DEATH OF ANNUITANT

A death benefit is payable to the beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a contingent Annuitant. A death benefit is also payable under those Settlement Options that provide for death benefits. We will pay the beneficiary the death benefit, determined as of the Death Report Date, in a single sum or apply it to a Settlement Option. A beneficiary may request that a death benefit payable under this Contract be applied to a Settlement Option subject to the provisions of this Contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the owner is not the Annuitant, and the owner dies (including the first of joint owners) before the Maturity Date, We will recalculate the value of the death benefit proceeds under the provisions of Death Benefit Proceeds Prior To The Maturity Date below, by replacing all references to "Annuitant" with "owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws.

DEATH BENEFIT PROCEEDS PRIOR TO THE MATURITY DATE
IF THE ANNUITANT IS LESS THAN AGE 65 ON THE CONTRACT DATE AND DIES BEFORE THE MATURITY DATE:
--------------------------------------------------------------------------------

Upon the death of the Annuitant, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax or outstanding loan balance:

a)  the Contract value on the Death Report Date; or
b)  the Adjusted Purchase Payment (as described below); or
c)  the Step-Up Value (if any, as described below)

         ADJUSTED PURCHASE PAYMENT
         ------------------------
         The initial Adjusted Purchase Payment is equal to the initial Purchase Payment. Whenever any additional Purchase Payment(s) are made, the Adjusted Purchase Payment is increased by the amount of the Purchase Payment. Whenever a partial surrender is taken, the Adjusted Purchase Payment is reduced by a Partial Surrender Reduction as described below.

         STEP-UP VALUE
         -------------
         A Step-Up Value will be established on the first Contract Date anniversary that occurs on or prior to the date of death. The Step-Up Value will initially equal the Contract Value on that anniversary. On each subsequent Contract Date anniversary that occurs before the Annuitant's 65th birthday and before the Annuitant's death, if the Contract Value is greater than the Step-Up Value, the Step-Up Value will be increased to equal the Contract Value. If the Step-Up Value is greater than the Contract Value, the Step-Up Value will remain unchanged. Whenever a Purchase Payment is made, the Step-Up value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a partial Surrender Reduction as described below. The only changes made to the Step-Up Value on or after the Annuitant's 65th birthday will be those related to additional Purchase Payments or partial surrenders as described below. If the Death Report Date occurs before the first Contract Date anniversary, there is no Step-Up Value.

         PARTIAL SURRENDER REDUCTIONS
         ----------------------------

         Adjusted Purchase Payment

         The Partial Surrender Reduction is equal to 1) the Adjusted Purchase Payment in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract Value immediately prior to the partial surrender.



              Step - Up Value
              The Partial Surrender Reduction is equal to 1) the Step-Up Value in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract Value, immediately prior to the partial surrender.

IF THE ANNUITANT IS EQUAL TO OR OLDER THAN AGE 65 ON THE CONTRACT DATE AND DIES BEFORE THE MATURITY DATE:
--------------------------------------------------------------------------------

If the Annuitant dies before the Maturity Date, the death benefit payable as of the Death Report Date will be the greater of a) or b) below, less any applicable premium tax or outstanding loan balance:

a) the Contract value on the Death Report Date; or
b) the Adjusted Purchase Payment (as described above).

INTEREST ON DEATH BENEFIT PROCEEDS

Any interest on death proceeds will be paid in accordance with rules in effect in Your state at the time of death.

DEATH PROCEEDS AFTER THE MATURITY DATE
IF THE ANNUITANT DIES ON OR AFTER THE MATURITY DATE, WE WILL PAY THE BENEFICIARY A DEATH BENEFIT CONSISTING OF ANY BENEFIT REMAINING UNDER THE ANNUITY OPTION THEN IN EFFECT.

--------------------------------------------------------------------------------
                              SETTLEMENT PROVISIONS
--------------------------------------------------------------------------------

MATURITY DATE

The Maturity Date is shown in the Contract Specifications and must be at least thirteen months after the Contract Date. Annuity payments will begin under this Contract on the Maturity Date unless the Contract has been fully surrendered or the proceeds have been paid to the beneficiary prior to that date. We may require proof that the Annuitant is alive before annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches age 90 or ten years after the Contract Date, or to a later date with Our consent.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, You may change the Maturity Date by Written Request to any time prior to the Annuitant's 90th birthday, or ten years after the Contract Date, unless You elect a later annuity commencement date, subject to laws and regulations then in effect and approved by the Company.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Contract to You in one lump sum or in accordance with an annuity Option elected by You. Once annuity payments have commenced, the Contract has no cash surrender value and no full or partial surrenders are permitted, except if you select a variable annuity Option 5, Payments for a Fixed Period. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. We reserve the right to require satisfactory proof of the Age of any person on whose life annuity payments are based before making the first payment under any annuity Option.

During the Annuitant's lifetime, if no election has been made by the Maturity Date, We will pay You the first of a series of periodic annuity payments based on the life of the Annuitant, in accordance with annuity Option 2, with 120 monthly payments assured.

Once annuity payments have commenced, no election changes are allowed.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to make payments at less frequent intervals, resulting in a payment of at least $100 per year.

ALLOCATION OF ANNUITY

At the time an election of one of the annuity options is made, the person electing the option may elect to have the cash surrender value applied to provide a variable annuity, a fixed annuity or a combination of both.

Unless You elect otherwise, the cash surrender value of a Funding Option will be applied to provide an annuity, which varies with the investment experience of that same Funding Option. The value of the Fixed Account (if applicable) will be applied to provide a Fixed Annuity.

You may elect to transfer Contract value from one Funding Option to another, as described in the provision "Transfers Among Funding Options And The Fixed Account" in order to reallocate the basis on which annuity payments will be determined. Once annuity payments start, You may, with Our consent, change the allocation of Your values in each Funding Option.

VARIABLE ANNUITY

ANNUITY UNIT VALUE

On any Valuation Date, the Annuity Unit Value for a Funding Option equals the Funding Option Annuity Unit Value on the preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown in the Contract Specifications. The value of an Annuity Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to this Contract in each Funding Option by dividing the amount of the first monthly annuity payment attributable to that Funding Option by the Funding Option's Unit Value as of 14 days before the Maturity Date.

Amount of First Payment

The Life Annuity Tables for Variable Payments are used to determine the first monthly annuity payment. They show the dollar amount of the first monthly annuity payment which can be purchased with each $1,000 applied. The amount applied to a variable annuity will be the cash surrender value allocated to the variable annuity as of 14 days prior to the Maturity Date. The first monthly annuity payment is allocated among the Funding Options in the same proportion as the cash surrender value is allocated among the Funding Options. We reserve the right to require the satisfactory proof of age of any person on whose life annuity Payments are based before making the first payment under any of these options.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS

The dollar amount of the second and subsequent payments may change from month to month. The amount of the annuity payment for each Funding Option is found by multiplying the number of Annuity Units for that Funding Option by the Annuity Unit Value for that Funding Option. The total amount of each annuity payment will be equal to the sum of the payments in each Funding Option.

FIXED ANNUITY

A fixed annuity is an annuity with payments, which remain fixed as to dollar amount throughout the payment period. The Life Annuity Tables for Fixed Payments are used to determine the monthly annuity payment. They show the dollar amount of monthly annuity payment which can be purchased with each $1,000 applied. The amount applied to the fixed annuity will be equal to the cash surrender value allocated to the fixed annuity determined as of the date fixed annuity payments start. If it would produce a larger payment, the fixed annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Cash Surrender Value of this Contract may be paid under one or more of the Annuity Options below. We may offer additional options.

OPTION 1.  LIFE ANNUITY - NO REFUND

We will make monthly annuity payments during the lifetime of the person on whose life the payments are based, ending with the last payment preceding death.

OPTION 2.  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED

We will make monthly annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated beneficiary during the remainder of the period.

OPTION 3.  JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make monthly annuity payments during the Joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE We will make monthly annuity payments during the Joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly annuity payments to the primary payee in the same amount that would have been payable during the Joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly annuity payments to the secondary payee in an amount equal to 50% of the payments, which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

Option 5.  Payments for a Fixed Period

We will make monthly payments for the period selected. If you elect this option as a variable annuity. at any time after the Maturity Date, You may elect to redeem all remaining guaranteed Fixed Period payments. The amount available upon such redemption would equal the present value of any remaining payments for the Fixed Period selected. The interest rate used to calculate the present value is a rate 1% higher than the Assumed Daily Net Investment Factor shown on the Contract Specifications page. The remaining payments for the Fixed Period selected are assumed to be level payments equal to the most recent payment for the Fixed Period prior to the request for a lump sum, adjusted for the investment experience of the applicable funding options since the prior determination. Any applicable withdrawal charge, as shown on the Contract Specifications Page, will be deducted from the present value as if You fully surrendered Your contract. For the purpose of calculating the withdrawal charge, annuity payments will be treated as partial withdrawals.

OPTION 6.  OTHER ANNUITY OPTIONS

We will make any other arrangements for annuity payments as may be mutually agreed by You and Us.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

CONTRACT

The entire Contract between You and Us consists of the Contract, and any attached amendments, riders, or endorsements.

CONTRACT CHANGES

Upon receiving appropriate state approval, if necessary, We may at any time make any changes, including retroactive changes to this Contract to the extent that the change is required to meet the requirements of any federal or state law or regulation. All Contract changes will be made by a written amendment, rider, or endorsement and will be signed by Our President, Our Chairman or one of Our home office authorized officers. Agents do not have authority to alter or modify any of the terms or conditions of this Contract, or to waive any of its provisions.

Any Contract change will not affect the amount or term of any annuity begun prior to the change, unless the change is required to conform the Contract to any federal or state statute and will not affect the method by which the Contract value is determined.

MINIMUM VALUE

Any paid-up annuity, cash surrender value, or death benefits that are available under this Contract will not be less than the minimum benefits required by the statutes of the state in which this Contract is delivered.

INCONTESTABILITY

We will not contest this Contract from the Contract Date.

MISSTATEMENT

If this Contract is issued as a Nonqualified Contract, and the Annuitant's (or, if applicable, the owner's) sex or date of birth was misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment

If this Contract is issued as a Qualified Contract and the Annuitant's date of birth was misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment.

If an underpayment has been made under this Contract due to a misstatement as described above, We will pay the portion due promptly. If an overpayment has occurred, the amount due Us will be deducted from subsequent annuity payments, as necessary. No interest will be credited or charged in the event of an underpayment or overpayment. Proof of the Annuitant's and owner's Age may be filed at any time at Our Office.

If the age of the Annuitant or owner has been misstated, the amount of any death benefit payable will be determined based upon the correct age of the Annuitant or owner.

ADDITION OR DELETION OF SEPARATE ACCOUNT OR FUNDING OPTIONS

If it is not possible to continue to offer a Separate Account or Funding Option or in Our judgment becomes inappropriate for the purposes of this Contract, We may substitute another Separate Account or Funding Option without Your consent. Substitution may be made with respect to both existing investments and investment of future Purchase Payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law. New Funding Options may be added at any time.

TERMINATION

Prior to annuitization, We reserve the right to terminate this Contract on any Valuation Date if the Contract value is less than the Termination amount stated in the Contract Specifications and Purchase Payments have not been made to this Contract for at least two-years. Termination will not occur until 31 days after We have mailed notice of termination to You at Your last known address. If we terminate this Contract we will pay you the cash surrender value, if any.

REQUIRED REPORTS

We will furnish a report to the Contract owner as often as required by law, but at least once in each Contract Year before the Maturity Date, reporting the status of the Contract as of a date not more than four months previous to the date of the mailing. The report will show the number of Accumulation Units credited to the Contract in each Funding

Option and the Fixed Account (if applicable) and the corresponding Accumulation Unit Value as of the date of the report. The report will also show any other information required under state or federal law.

Voting Rights

If required by federal law, You may have the right to vote at the shareholder meetings of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

If You have voting rights, We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract owners. We will vote the Underlying Fund shares held by Us in accordance with the instructions received from Contract owners.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Underlying Fund in the same proportion as shares of the Underlying Fund for which instructions have been received. Also, We will vote the Underlying Fund shares in this proportionate manner, which are held by Us for Our own account.

If federal law does not require Us to comply with the above, we will vote all shares in our own right.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the amount of any annuity payments or any other values under this Contract.

NON-PARTICIPATING

This Contract does not share in Our surplus earnings, so You will receive no dividends under it.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is a law or change in law assessing taxes against Us based upon the premium or value of this Contract, We reserve the right to charge You proportionately for that tax. This would include, but is not limited to, a tax based upon Our realized net capital gains in the Funding Options and on earnings in the Fixed Account, on which We are not currently taxed.

EMERGENCY PROCEDURE FOR SUSPENSION OF PAYMENTS

We reserve the right to suspend or postpone the date of any payment of any benefit or values for the Funding Options for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Contract that specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT AND FUNDING OPTIONS

We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other Contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Contract will be conclusive.

Reduction or Elimination of Contract Charges

All charges and fees under the Contract may be reduced or eliminated when certain sales or administration of the Contract result in savings or reduction of expenses and/or risks.

Transfers to Other Contracts Issued by Us

Under specific conditions, We may allow You to transfer funds held by You to another Contract issued by Us or one of Our affiliates, without incurring charges deducted upon surrender as shown in the Contract Specifications. Once the transfer is complete and We have established a new Contract at Your direction, new withdrawal charges or surrender charges may apply to the new Contract in accordance with the provisions of such Contract.

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

    MALE                         NUMBER OF MONTHLY PAYMENTS GUARANTEED
  ADJUSTED       NONE                   120                 180           240
    AGE

     45                 3.59            3.57               3.56           3.53
     46                 3.64            3.62               3.60           3.57
     47                 3.69            3.67               3.65           3.62
     48                 3.75            3.73               3.70           3.67
     49                 3.81            3.78               3.76           3.71
     50                 3.87            3.84               3.81           3.77
     51                 3.93            3.90               3.87           3.82
     52                 4.00            3.97               3.93           3.87
     53                 4.07            4.04               3.99           3.93
     54                 4.15            4.11               4.06           3.99
     55                 4.23            4.19               4.13           4.05
     56                 4.32            4.27               4.20           4.11
     57                 4.41            4.35               4.28           4.17
     58                 4.50            4.44               4.36           4.24
     59                 4.61            4.53               4.44           4.31
     60                 4.72            4.63               4.53           4.37
     61                 4.83            4.74               4.62           4.44
     62                 4.96            4.85               4.71           4.51
     63                 5.09            4.97               4.81           4.58
     64                 5.24            5.09               4.90           4.65
     65                 5.39            5.22               5.01           4.72
     66                 5.56            5.36               5.11           4.79
     67                 5.73            5.50               5.21           4.86
     68                 5.92            5.64               5.32           4.93
     69                 6.12            5.80               5.43           4.99
     70                 6.34            5.96               5.53           5.05
     71                 6.56            6.12               5.64           5.11
     72                 6.81            6.29               5.75           5.16
     73                 7.07            6.46               5.85           5.21
     74                 7.35            6.64               5.95           5.26
     75                 7.64            6.82               6.05           5.30

DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2000 ISSUE, AND ARE BASED ON THE ANNUITY 2000 TABLE WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 3% PER ANNUM, ASSUMING A 365-DAY YEAR.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

FEMALE                               NUMBER OF MONTHLY PAYMENTS GUARANTEED
   ADJUSTED        NONE               120                 180               240
     AGE
      45              3.39            3.39               3.38               3.37
      46              3.43            3.43               3.42               3.40
      47              3.48            3.47               3.46               3.44
      48              3.52            3.52               3.50               3.48
      49              3.57            3.56               3.55               3.53
      50              3.62            3.61               3.60               3.57
      51              3.68            3.66               3.65               3.62
      52              3.74            3.72               3.70               3.67
      53              3.80            3.78               3.76               3.72
      54              3.86            3.84               3.81               3.78
      55              3.93            3.90               3.88               3.83
      56              4.00            3.97               3.94               3.89
      57              4.07            4.05               4.01               3.95
      58              4.15            4.12               4.08               4.01
      59              4.24            4.20               4.15               4.08
      60              4.33            4.29               4.23               4.15
      61              4.43            4.38               4.32               4.22
      62              4.53            4.48               4.40               4.29
      63              4.64            4.58               4.49               4.36
      64              4.76            4.69               4.59               4.44
      65              4.89            4.80               4.69               4.52
      66              5.02            4.92               4.79               4.59
      67              5.17            5.05               4.89               4.67
      68              5.32            5.19               5.00               4.75
      69              5.49            5.33               5.12               4.82
      70              5.68            5.48               5.23               4.90
      71              5.87            5.64               5.35               4.97
      72              6.09            5.81               5.47               5.04
      73              6.32            5.99               5.59               5.10
      74              6.57            6.18               5.71               5.16
      75              6.84            6.37               5.83               5.22

DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2000 ISSUE, AND ARE BASED ON THE ANNUITY 2000 TABLE WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 3% PER ANNUM, ASSUMING A 365-DAY YEAR.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

 UNISEX                         NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED           NONE                120                 180             240
   AGE

   45              3.49                3.48               3.47             3.45
   46              3.54                3.53               3.51             3.49
   47              3.59                3.57               3.56             3.53
   48              3.64                3.62               3.60             3.58
   49              3.69                3.68               3.65             3.62
   50              3.75                3.73               3.71             3.67
   51              3.81                3.79               3.76             3.72
   52              3.87                3.85               3.82             3.77
   53              3.94                3.91               3.88             3.83
   54              4.01                3.98               3.94             3.88
   55              4.08                4.05               4.01             3.94
   56              4.16                4.12               4.07             4.00
   57              4.24                4.20               4.15             4.07
   58              4.33                4.28               4.22             4.13
   59              4.42                4.37               4.30             4.20
   60              4.52                4.46               4.38             4.27
   61              4.63                4.56               4.47             4.34
   62              4.75                4.67               4.56             4.41
   63              4.87                4.78               4.65             4.48
   64              5.00                4.89               4.75             4.55
   65              5.14                5.01               4.85             4.62
   66              5.29                5.14               4.95             4.70
   67              5.45                5.28               5.06             4.77
   68              5.62                5.42               5.17             4.84
   69              5.81                5.57               5.28             4.91
   70              6.00                5.72               5.39             4.98
   71              6.22                5.89               5.50             5.04
   72              6.44                6.06               5.62             5.10
   73              6.69                6.23               5.73             5.16
   74              6.95                6.41               5.84             5.21
   75              7.24                6.60               5.95             5.26

DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2000 ISSUE, AND ARE BASED UPON THE ANNUITY 2000 TABLE (BLENDED 50%/50% FEMALE/MALE) WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 3% PER ANNUM, ASSUMING A 365-DAY YEAR.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS.

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

  MALE
ADJUSTED                              FEMALE ADJUSTED AGE
   AGE        45        50         55        60          65        70        75
   45        3.18      3.27       3.35      3.42        3.47      3.51      3.54
   50        3.24      3.36       3.47      3.58        3.66      3.73      3.78
   55        3.29      3.43       3.59      3.74        3.87      3.99      4.08
   60        3.32      3.49       3.69      3.89        4.09      4.28      4.43
   65        3.35      3.54       3.76      4.02        4.31      4.59      4.84
   70        3.36      3.57       3.82      4.13        4.49      4.89      5.29
   75        3.37      3.59       3.86      4.21        4.63      5.14      5.71





                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

       AGE OF PRIMARY MALE                  DOLLAR AMOUNT
      AND SECONDARY FEMALE

               45                               3.37
               50                               3.60
               55                               3.88
               60                               4.26
               65                               4.79
               70                               5.52
               75                               6.54


Dollar amounts of the monthly annuity payments in the above table and assumes a year 2000 issue and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS.

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

  UNISEX
 ADJUSTED                           UNISEX ADJUSTED AGE
    AGE       45       50        55         60         65         70       75
    45       3.19     3.26      3.33       3.38       3.41       3.44     3.46
    50       3.26     3.37      3.46       3.54       3.61       3.66     3.69
    55       3.33     3.46      3.60       3.72       3.83       3.91     3.98
    60       3.38     3.54      3.72       3.90       4.07       4.22     4.33
    65       3.41     3.61      3.83       4.07       4.32       4.56     4.75
    70       3.44     3.66      3.91       4.22       4.56       4.91     5.23
    75       3.46     3.69      3.98       4.33       4.75       5.23     5.74





                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

         AGE OF PRIMARY
      AND SECONDARY UNISEX                  DOLLAR AMOUNT

               45                               3.34
               50                               3.55
               55                               3.82
               60                               4.19
               65                               4.70
               70                               5.40
               75                               6.40


Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based on the Annuity 2000 Table (blended 50%/50% female/male) with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

        THIS TABLE WILL BE USED FOR NONQUALIFIED AND QUALIFIED CONTRACTS.

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD

                            MONTHLY                            MONTHLY
          NUMBER OF         PAYMENT           NUMBER OF        PAYMENT
            YEARS           AMOUNT              YEARS          AMOUNT

              5              17.91                18            5.96
              6              15.14                19            5.73
              7              13.16                20            5.51
              8              11.68                21            5.32
              9              10.53                22            5.15
             10              9.61                 23            4.99
             11              8.86                 24            4.84
             12              8.24                 25            4.71
             13              7.71                 26            4.59
             14              7.26                 27            4.47
             15              6.87                 28            4.37
             16              6.53                 29            4.27
             17              6.23                 30            4.18



The dollar amounts of the monthly annuity payments for the fifth option are based on a net investment rate of 3% per annum, assuming a 365-day year.

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

FEMALE                            NUMBER OF MONTHLY PAYMENTS GUARANTEED
     ADJUSTED       NONE                 120                 180          240
        AGE

        45                 2.54          2.54               2.53          2.52
        46                 2.59          2.58               2.57          2.56
        47                 2.63          2.63               2.62          2.61
        48                 2.68          2.67               2.67          2.65
        49                 2.73          2.72               2.71          2.70
        50                 2.78          2.78               2.77          2.75
        51                 2.84          2.83               2.82          2.80
        52                 2.90          2.89               2.87          2.85
        53                 2.96          2.95               2.93          2.91
        54                 3.03          3.01               2.99          2.96
        55                 3.10          3.08               3.06          3.02
        56                 3.17          3.15               3.13          3.09
        57                 3.25          3.23               3.20          3.15
        58                 3.33          3.31               3.27          3.22
        59                 3.42          3.39               3.35          3.29
        60                 3.51          3.48               3.43          3.36
        61                 3.61          3.57               3.52          3.44
        62                 3.71          3.67               3.61          3.51
        63                 3.82          3.77               3.70          3.59
        64                 3.94          3.88               3.80          3.67
        65                 4.07          4.00               3.90          3.75
        66                 4.20          4.12               4.01          3.83
        67                 4.35          4.25               4.12          3.92
        68                 4.50          4.39               4.24          4.00
        69                 4.67          4.54               4.35          4.08
        70                 4.85          4.69               4.48          4.16
        71                 5.05          4.86               4.60          4.24
        72                 5.26          5.03               4.72          4.31
        73                 5.48          5.21               4.85          4.38
        74                 5.73          5.40               4.98          4.44
        75                 6.00          5.60               5.10          4.50

DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2000 ISSUE, AND ARE BASED ON THE ANNUITY 2000 TABLE WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 1.5% PER ANNUM, ASSUMING A 365-DAY YEAR.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

  MALE                             NUMBER OF MONTHLY PAYMENTS GUARANTEED
    ADJUSTED      NONE               120               180                 240
       AGE

       45            2.73           2.72               2.71               2.69
       46            2.79           2.78               2.76               2.74
       47            2.84           2.83               2.81               2.79
       48            2.90           2.88               2.87               2.84
       49            2.96           2.94               2.92               2.89
       50            3.02           3.00               2.98               2.94
       51            3.09           3.07               3.04               3.00
       52            3.16           3.13               3.10               3.06
       53            3.23           3.21               3.17               3.12
       54            3.31           3.28               3.24               3.18
       55            3.39           3.36               3.31               3.25
       56            3.48           3.44               3.39               3.31
       57            3.57           3.53               3.47               3.38
       58            3.66           3.62               3.55               3.45
       59            3.77           3.71               3.64               3.52
       60            3.88           3.82               3.73               3.59
       61            3.99           3.92               3.82               3.67
       62            4.12           4.04               3.92               3.74
       63            4.25           4.15               4.02               3.82
       64            4.39           4.28               4.12               3.89
       65            4.55           4.41               4.23               3.97
       66            4.71           4.55               4.33               4.04
       67            4.88           4.69               4.44               4.11
       68            5.07           4.84               4.56               4.18
       69            5.27           5.00               4.67               4.25
       70            5.48           5.16               4.78               4.32
       71            5.70           5.33               4.90               4.38
       72            5.94           5.50               5.01               4.44
       73            6.20           5.68               5.12               4.49
       74            6.47           5.86               5.22               4.54
       75            6.77           6.05               5.33               4.59

DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2000 ISSUE, AND ARE BASED ON THE ANNUITY 2000 TABLE WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 1.5% PER ANNUM, ASSUMING A 365-DAY YEAR.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

      UNISEX                      NUMBER OF MONTHLY PAYMENTS GUARANTEED
     ADJUSTED        NONE                 120                180            240
        AGE

        45           2.64                2.63               2.62           2.61
        46           2.69                2.68               2.67           2.65
        47           2.74                2.73               2.72           2.70
        48           2.79                2.78               2.77           2.75
        49           2.85                2.84               2.82           2.80
        50           2.90                2.89               2.87           2.85
        51           2.97                2.95               2.93           2.90
        52           3.03                3.01               2.99           2.96
        53           3.10                3.08               3.05           3.02
        54           3.17                3.15               3.12           3.08
        55           3.24                3.22               3.19           3.14
        56           3.32                3.30               3.26           3.20
        57           3.41                3.38               3.34           3.27
        58           3.50                3.46               3.41           3.34
        59           3.59                3.55               3.50           3.41
        60           3.69                3.65               3.58           3.48
        61           3.80                3.75               3.67           3.56
        62           3.91                3.85               3.77           3.63
        63           4.04                3.96               3.86           3.71
        64           4.17                4.08               3.96           3.79
        65           4.31                4.21               4.07           3.86
        66           4.45                4.34               4.18           3.94
        67           4.61                4.48               4.29           4.02
        68           4.78                4.62               4.40           4.10
        69           4.96                4.77               4.52           4.17
        70           5.16                4.93               4.63           4.24
        71           5.37                5.10               4.75           4.31
        72           5.59                5.27               4.87           4.38
        73           5.84                5.45               4.99           4.44
        74           6.10                5.64               5.11           4.50
        75           6.38                5.83               5.22           4.55

DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2000 ISSUE, AND ARE BASED UPON THE ANNUITY 2000 TABLE (BLENDED 50%/50% FEMALE/MALE) WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 1.5% PER ANNUM, ASSUMING A 365-DAY YEAR.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS.

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

      MALE
    ADJUSTED                        FEMALE ADJUSTED AGE
       AGE     45       50      55          60        65        70        75
       45     2.34     2.44    2.52        2.59      2.64      2.67      2.70
       50     2.40     2.53    2.66        2.76      2.85      2.91      2.95
       55     2.45     2.61    2.78        2.94      3.07      3.18      3.26
       60     2.48     2.67    2.88        3.10      3.31      3.49      3.63
       65     2.50     2.71    2.96        3.23      3.52      3.81      4.06
       70     2.52     2.74    3.01        3.33      3.71      4.11      4.51
       75     2.53     2.76    3.05        3.40      3.84      4.37      4.94





                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

                 AGE OF PRIMARY MALE                  DOLLAR AMOUNT
                AND SECONDARY FEMALE

                         45                               2.52
                         50                               2.76
                         55                               3.05
                         60                               3.44
                         65                               3.97
                         70                               4.70
                         75                               5.71


Dollar amounts of the monthly annuity payments in the above table and assumes a year 2000 issue and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 1.5% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS.

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

  UNISEX
  ADJUSTED                           UNISEX ADJUSTED AGE
    AGE       45       50       55          60           65       70        75
    45       2.35     2.43     2.49        2.54         2.58     2.60      2.62
    50       2.43     2.54     2.64        2.73         2.79     2.83      2.86
    55       2.49     2.64     2.79        2.92         3.03     3.11      3.16
    60       2.54     2.73     2.92        3.11         3.28     3.42      3.53
    65       2.58     2.79     3.03        3.28         3.54     3.78      3.97
    70       2.60     2.83     3.11        3.42         3.78     4.13      4.46
    75       2.62     2.86     3.16        3.53         3.97     4.46      4.96





                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

                     AGE OF PRIMARY
                  AND SECONDARY UNISEX                  DOLLAR AMOUNT

                           45                               2.49
                           50                               2.71
                           55                               3.00
                           60                               3.38
                           65                               3.89
                           70                               4.59
                           75                               5.58


Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based on the Annuity 2000 Table (blended 50%/50% female/male) with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 1.5% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

        THIS TABLE WILL BE USED FOR NONQUALIFIED AND QUALIFIED CONTRACTS.

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD

                      MONTHLY                                        MONTHLY
    NUMBER OF         PAYMENT                       NUMBER OF        PAYMENT
      YEARS           AMOUNT                          YEARS          AMOUNT

       10              8.96                             21            4.62
       11              8.21                             22            4.44
       12              7.58                             23            4.28
       13              7.05                             24            4.13
       14              6.59                             25            3.99
       15              6.20                             26            3.86
       16              5.85                             27            3.75
       17              5.54                             28            3.64
       18              5.27                             29            3.54
       19              5.03                             30            3.44
       20              4.81



The dollar amounts of the monthly annuity payments for the fifth option are based on a net investment rate of 1.5% per annum, assuming a 365-day year.

--------------------------------------------------------------------------------
                DEFERRED ANNUAL STEP-UP DEATH BENEFIT ENDORSEMENT
--------------------------------------------------------------------------------

This endorsement is made part of the Contract on the Contract Date.

The "DEATH BENEFIT PROVISION" section of the Contract is deleted and replaced with the following:

DEATH BENEFIT PROVISION

DEATH OF ANNUITANT

A death benefit is payable to the beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a contingent Annuitant. A death benefit is also payable under those Settlement Options that provide for death benefits. We will pay the beneficiary the death benefit, determined as of the Death Report Date, in a single sum or apply it to a Settlement Option. A beneficiary may request that a death benefit payable under this Contract be applied to a Settlement Option subject to the provisions of this Contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the owner is not the Annuitant, and the owner dies (including the first of joint owners) before the Maturity Date, We will recalculate the value of the death benefit proceeds under the provisions of Death Benefit Proceeds Prior To The Maturity Date below, by replacing all references to "Annuitant" with "owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

Upon the death of the Annuitant, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax or outstanding loan balance:

d)  the Contract value on the Death Report Date; or
e)  the Adjusted Purchase Payment (as described below); or
f)  the Step-Up Value (if any, as described below)

ADJUSTED PURCHASE PAYMENT

         The initial Adjusted Purchase Payment is equal to the initial Purchase Payment. Whenever any additional Purchase Payment(s) are made, the Adjusted Purchase Payment is increased by the amount of the Purchase Payment. Whenever a partial surrender is taken, the Adjusted Purchase Payment is reduced by a Partial Surrender Reduction as described below.

         STEP-UP VALUE
         -------------

         A Step-Up Value will be established on the first Contract Date anniversary that occurs on or prior to the date of death. The Step-Up Value will initially equal the Contract Value on that anniversary. On each subsequent Contract Date anniversary that occurs before the Annuitant's 75th birthday and before the Annuitant's death, if the Contract Value is greater than the Step-Up Value, the Step-Up Value will be increased to equal the Contract Value. If the Step-Up Value is greater than the Contract Value, the Step-Up Value will remain unchanged. Whenever a Purchase Payment is made, the Step-Up value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a partial Surrender Reduction as described below. The only changes made to the Step-Up Value on or after the Annuitant's 75th birthday will be those related to additional Purchase Payments or partial surrenders as described below. If the Death Report Date occurs before the first Contract Date anniversary, there is no Step-Up Value.

         PARTIAL SURRENDER REDUCTIONS
         ----------------------------

         Adjusted Purchase Payment

         The Partial Surrender Reduction is equal to 1) the Adjusted Purchase Payment in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract Value immediately prior to the partial surrender.

              Step - Up Value

              The Partial Surrender Reduction is equal to 1) the Step-Up Value in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract Value, immediately prior to the partial surrender.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH PROCEEDS

Any interest on death proceeds will be paid in accordance with rules in effect in Your state at the time of death.

                         THE TRAVELERS INSURANCE COMPANY

                                 CASH LOAN RIDER

This rider is made a part of the contract to which it is attached. The date of issue of the rider is the date the rider is attached to the contract.

You may request a loan by Written Request as stated below:

       1. the loan must be requested before the Maturity Date; and

       2. the loan will be made without the consent of any Beneficiary or other party unless irrevocably named, or unless such consent is required by law; and

       3. the loan cannot exceed the maximum loan amount as stated below.

We may defer granting a loan for the period permitted by law but not for more than six months. We will not grant an additional loan until the first loan has been repaid in full. The minimum and maximum loan amounts are stated below.

A loan may only be taken from the Fixed Account. A transfer of Contract Value from the Sub-Accounts to the Fixed Account must be made by Written Request prior to Our granting the loan. The amount transferred to the Fixed Account will be taken on a pro rata basis from each of the Sub-Accounts that have Contract Value, unless We are instructed otherwise. An express condition of Us lending the loan amount is that You will grant Us a security interest in the Contract Value of the Fixed Account equal to the loan amount.

--------------------------------------------------------------------------------
                      LOANS NOT SUBJECT TO TITLE I OF ERISA
--------------------------------------------------------------------------------

MINIMUM LOAN AMOUNT:     $1,000

MAXIMUM LOAN AMOUNT:     80% of the Cash Value for contracts with balances up to
                         $12,500;

                         $10,000 for contracts with balances between $12,500 and $20,000;

                         For contracts with balances over $20,000, the lesser of $50,000 reduced by the highest total amount of loans outstanding during the prior 12 month period, or 50% of the Cash Value.

LOAN INTEREST RATE:      The maximum loan interest rate is 7.4% per year payable
                         in advance. The loan interest rate in effect upon loan origination will remain constant throughout the term of the loan.

--------------------------------------------------------------------------------
                        LOANS SUBJECT TO TITLE I OF ERISA
--------------------------------------------------------------------------------

MINIMUM LOAN AMOUNT:     $1,000

MAXIMUM LOAN AMOUNT:     The lesser of $50,000 reduced by the highest total
                         amount of loans outstanding during the prior 12 month period, or 50% of their nonforfeitable accrued benefit under the contract.

LOAN INTEREST RATE:      The maximum loan interest rate, which is payable in
                         advance, will not exceed the greater of the following:

                         1. the published monthly average for the calendar month ending two months before the date on which the rate is determined; (the average to be used for the purpose of this provision will be Moody's Corporate Bond Yield Average or substantially similar average as designated by regulation); or

                         2. the rate used to compute the Cash Surrender Value under the contract during the applicable period plus 1% per annum.

The interest rate will be reviewed and subject to change every twelve months and may be increased at the specified interval whenever the rate charged is at least 1/2% per annum less than the current maximum. The interest rate will be decreased at the specified interval whenever it exceeds the current maximum by 1/2% per annum. We will notify You in advance of any change in the interest rate of any outstanding loan.

--------------------------------------------------------------------------------
                     EFFECT OF A LOAN ON THE CONTRACT VALUE
--------------------------------------------------------------------------------

While a loan remains outstanding, the Contract Value that is equal to the loan amount will be credited with interest of not less than the Minimum Guaranteed Interest Rate for the Fixed Account shown on the Contract Specifications. We will notify You of the initial rate that will be credited when the loan is granted. We reserve the right to change the interest rate in the future, but it will never be less than the Minimum Guaranteed Interest Rate for the Fixed Account shown on the Contract Specifications .

The Contract Value may be reduced as stated in the Loan Principal and Interest Repayments section of this rider.

--------------------------------------------------------------------------------
    EFFECT OF A LOAN ON TRANSFERS FROM THE FIXED ACCOUNT TO THE SUB-ACCOUNTS
--------------------------------------------------------------------------------

While a loan remains outstanding, the Cash Surrender Value of the Fixed Account is the maximum amount that may be transferred from the Fixed Account to any of the Sub-Accounts, subject to any transfer restrictions of the contract.

--------------------------------------------------------------------------------
                     LOAN PRINCIPAL AND INTEREST REPAYMENTS
--------------------------------------------------------------------------------

Loan repayment is set forth in the loan agreement. Once a loan is established, the repayment period may not be changed. The loan may be repaid in full at any time without penalty. We may send You periodic payment reminders for the loan principal and interest amount due.

If the entire payment due is not paid by the due date, one of the following events will occur:

       1. If there is Contract Value that is not restricted and is sufficient to pay the entire payment due or a portion of the payment amount due, We will surrender the amount due from the unrestricted Contract Value. Contract Value that is not restricted consists of any amount that is:

                  a) not restricted according to the Internal Revenue Code; and
                  b) attributable to Purchase Payments made by You.

           When the payment due is surrendered from the Contract Value, the Contract Value will also be reduced by:

                  a) any amounts deducted on surrender, if applicable, which are shown on the Contract Specifications page; plus
                  b) any applicable Premium Tax not previously deducted; plus

                  c) any applicable Federal or State Income Tax due in
                     accordance with federal and state tax regulations in effect on the date of the surrender.

       2. When the entire payment due cannot be paid as described in item 1 above, We will send You a notice reminding You that the amount has not been paid. If that payment due is not paid within 60 days of the date of Our notice, the outstanding loan plus any accrued interest will be considered a loan in default. Interest will continue to be charged and credited to the loan in default while the loan is outstanding. We will not send you any more periodic payment reminders. Repayment of the outstanding loan principal and/or accrued interest will be allowed at any time.

           When an event occurs that is recognized under federal tax law or regulations as one which allows the Contract Value to be distributed, the Contract Value will be reduced by:

                  a) the amount of the outstanding loan plus any accrued
                     interest; plus

                  b) the amounts deducted on surrender, if applicable, which are shown on the Contract Specifications page; plus
                  c) any applicable Premium Tax not previously deducted; plus
                  d) any applicable Federal or State Income Tax due in
                     accordance with federal and state tax regulations in effect on the date of the surrender;
           and the loan will be considered as no longer outstanding.

                                                 THE TRAVELERS INSURANCE COMPANY

--------------------------------------------------------------------------------
                       GUARANTEED MINIMUM WITHDRAWAL RIDER
--------------------------------------------------------------------------------

CONTRACT NUMBER:                              [SPECIMEN]
EFFECTIVE  DATE:                              [JANUARY 1, 2003]

Summary of Benefits

THIS RIDER EFFECTIVE DATE IS THE DATE THIS RIDER IS ISSUED FOR ATTACHMENT TO YOUR CONTRACT/CERTIFICATE (HEREINAFTER COLLECTIVELY REFERRED TO AS CONTRACT.) THIS RIDER IS EFFECTIVE DURING THE ACCUMULATION PHASE OF THE CONTRACT. LOANS WILL NOT BE ALLOWED UNDER YOUR CONTRACT ONCE THIS RIDER IS EFFECTIVE. THIS RIDER CANNOT BE TERMINATED BY EITHER YOU OR US AFTER THE RIDER EFFECTIVE DATE, EXCEPT WHEN WE BEGIN PAYING A BENEFIT UNDER AN ANNUITY/INCOME OPTION OR IF THIS CONTRACT IS ASSIGNED, AT WHICH TIME ALL BENEFITS UNDER THIS RIDER WILL TERMINATE. EXCEPT WHERE THIS RIDER PROVIDES OTHERWISE, IT IS SUBJECT TO ALL THE CONDITIONS AND LIMITATIONS OF THE CONTRACT.

This rider provides a guaranteed minimum withdrawal benefit that gives You the right to make periodic partial surrenders/withdrawals (hereinafter referred to as withdrawals) as described below, even if Your Contract Value reduces to zero. You have the right to "Reset" Your benefits under this rider at certain intervals as described under the section entitled "Reset of the RBB and AWB" section. We may modify the charge for this rider if you elect to Reset as described under the "Rider Charge" section.

Rider Effective Date Anniversary

Definition: A Rider Effective Date Anniversary is defined as the yearly recurrence of the Rider Effective Date.

REMAINING BENEFIT BASE (RBB)
----------------------------

Definition: The Remaining Benefit Base at any time is the total guaranteed amount available for future partial withdrawals under this rider. However, at any time You may withdraw an amount up to Your Contract Value, subject to the provisions of this rider and your Contract.

At any time, Your RBB is subject to a maximum RBB of $1,000,000 without home office approval. Your RBB is determined/updated as described below:

INITIAL RBB
-----------

If this rider is effective on the Contract Date, then the initial RBB equals the initial Purchase Payment. If Rider Effective Date is later than the Contract Date, then the initial RBB equals 100% of the Contract Value on the Rider Effective Date, less any purchase payment credits received within the 12 months prior to the Rider Effective Date.

WHEN A SUBSEQUENT PURCHASE PAYMENT IS MADE
------------------------------------------

Upon each subsequent Purchase Payment, the RBB is recalculated to equal the sum of the RBB immediately prior to receipt of the subsequent Purchase Payment, plus 100% of the subsequent Purchase Payment not including purchase payment credits, if any. The Company reserves the right not to include subsequent Purchase Payments in the calculation of the RBB.

WHEN A PARTIAL WITHDRAWAL IS MADE
---------------------------------

Whenever a partial withdrawal is made, the RBB will be equal to the amount determined in either (a) or (b) as follows:

    (a) If the total amount of all partial withdrawals taken since the most recent Rider Effective Date Anniversary, including the current partial withdrawal, is equal to or less than the AWB immediately prior to the partial withdrawal, the RBB will be recalculated to equal the RBB immediately prior to the partial withdrawal, less the amount of the partial withdrawal.

    (b) If the total amount of all partial withdrawals taken since the most recent Rider Effective Date Anniversary, including the current partial withdrawal, exceeds the AWB immediately prior to the withdrawal, the RBB will be recalculated by reducing it by a Partial Withdrawal Reduction as described below:

         The Partial Withdrawal Reduction is equal to 1) the RBB in effect immediately prior to the reduction for the partial withdrawal, multiplied by 2) the amount of the partial withdrawal divided by 3) the Contract Value immediately prior to the partial withdrawal, less any purchase payment credits received within the 12 months prior to that withdrawal.

If the total partial withdrawals since the most recent Rider Effective Date Anniversary are in excess of any free withdrawal allowance under the Contract, but less than or equal to the AWB, then any applicable deferred sales charge/amount deducted on surrender will be waived on these partial withdrawals.

For purposes of this rider, the term "partial withdrawal" includes any applicable contingent deferred sales charges/amounts deducted on surrender and taxes.

ANNUAL WITHDRAWAL BENEFIT (AWB)
-------------------------------

Definition: the Annual Withdrawal Benefit is the maximum amount available for withdrawal in each 12 month period beginning on the Rider Effective Date, without incurring a Partial Withdrawal Reduction to the AWB. If You choose to receive only a portion of, or none of, your AWB in any given 12 month period since the Rider Effective Date, Your AWB will not be increased, as the AWB is not cumulative from year to year.

Your AWB is established at the following times:

INITIAL AWB:
------------

Your initial AWB will be determined at the time of the first partial withdrawal taken under the Contract. Your initial AWB will equal 10% of the RBB immediately prior to the first partial withdrawal, if the first partial withdrawal is taken on or after the third Rider Effective Date Anniversary. The initial AWB will equal 5% of Your RBB immediately prior to the first partial withdrawal, if the first partial withdrawal is taken prior to the third Rider Effective Date Anniversary.

WHEN A SUBSEQUENT PURCHASE PAYMENT IS MADE:
-------------------------------------------

Upon each subsequent Purchase Payment after the first partial withdrawal, the AWB is recalculated to equal the sum of the AWB immediately prior to receipt of the subsequent Purchase Payment, plus a percentage of the subsequent Purchase Payment. The percentage of the subsequent purchase payment will equal the percentage of the RBB (5% or 10%) used in determining the initial AWB. We will not include the subsequent Purchase Payment in the calculation of the AWB, if that payment is not included in the calculation of the RBB.

WHEN A PARTIAL WITHDRAWAL IS MADE:
----------------------------------

Whenever a partial withdrawal is made, the AWB will be equal to the amount determined in either (c) or (d) as follows:

    (c) If the total amount of all partial withdrawals taken since the most recent Rider Effective Date Anniversary, including the current partial withdrawal, is equal to or less than the AWB immediately prior to the partial withdrawal, the AWB will not be recalculated.

    (d) If the total amount of partial withdrawals taken since the most recent Rider Effective Date Anniversary, including the current partial withdrawal, exceeds the AWB immediately prior to the withdrawal, the AWB will be recalculated by reducing it by a Partial Withdrawal Reduction as described below:

         The Partial Withdrawal Reduction is equal to 1) the AWB in effect immediately prior to the reduction for the partial withdrawal, multiplied by 2) the amount of the partial withdrawal divided by 3) the Contract Value immediately prior to the partial withdrawal, less any purchase payment credits received within the 12 months prior to that withdrawal.

RESET OF THE RBB AND AWB
------------------------

At the times determined below, You may elect in a written form acceptable to Us to Reset the RBB and the AWB as follows:

RBB RESET
---------

Beginning on the 5th Rider Effective Date Anniversary, You have the option to reset (hereinafter referred to as the Reset) the RBB to an amount equal to 100% of the then current Contract Value, less any purchase payment credits received within the 12 months prior to the Reset Date. Once a Reset has been elected, another Reset may not be elected until on or after the 5th anniversary of the latest Reset Date. During the time that You are eligible to elect a Reset, We may allow You to Reset Your RBB only on a Rider Effective Date Anniversary.

AWB RESET
---------

UPON RESET, THE AWB WILL BE RECALCULATED AS A PERCENTAGE OF THE RESET RBB VALUE. THE PERCENTAGE WILL EQUAL THE PERCENTAGE OF THE RBB (5% OR 10%) USED IN DETERMINING THE INITIAL AWB.

WHEN A PARTIAL WITHDRAWAL IS MADE AFTER A RESET
-----------------------------------------------

WHENEVER A PARTIAL WITHDRAWAL IS MADE AFTER A RESET, THE RECALCULATION OF THE RBB AND AWB AS DESCRIBED ABOVE WILL BE MODIFIED BY SUBSTITUTING THE "MOST RECENT RESET DATE ANNIVERSARY" IN PLACE OF THE "MOST RECENT RIDER EFFECTIVE DATE ANNIVERSARY." THE RESET DATE ANNIVERSARY IS DEFINED AS THE YEARLY RECURRENCE OF THE RESET DATE.

CONTRACT VALUE REDUCES TO ZERO
------------------------------

If Your Contract Value reduces to zero, and the RBB is greater than zero, the AWB will continue to be paid to You until the RBB is reduced to zero. The total annual payment(s) will equal the AWB, but will not exceed the RBB.

All other rights under Your Contract cease, and We will no longer accept subsequent Purchase Payments. All optional endorsements are terminated without value. Upon Your death, Your Beneficiary(s) will receive the remaining scheduled payments. No other death benefit or Enhanced Stepped-Up Provision (if any) will be paid.

RIDER CHARGE
------------

THE CHARGE FOR THIS RIDER IS A DAILY CHARGE EQUIVALENT TO AN ANNUAL CHARGE OF 0.40% (ASSUMING A 365-DAY YEAR) OF THE DAILY VALUE OF THE UNDERLYING FUNDS, SUBJECT TO A GUARANTEED MAXIMUM CHARGE OF 1.00%. THE CHARGE FOR THIS RIDER MAY CHANGE IF YOU ELECT TO RESET THE RBB. HOWEVER, THE RIDER CHARGE WILL NEVER EXCEED THE GUARANTEED MAXIMUM CHARGE. IF THE RBB IS NOT RESET BY THE CONTRACT OWNER, THE CHARGE ESTABLISHED ON THE RIDER EFFECTIVE DATE WILL NOT CHANGE. THE CHARGE FOR THIS RIDER WILL BE DISCONTINUED ONCE WE BEGIN PAYING A BENEFIT UNDER AN ANNUITY/INCOME OPTION OR IF THIS CONTRACT IS ASSIGNED.

Contract Continuation by Surviving Spouse or Beneficiary

If the surviving spouse or Beneficiary continues the Contract under the provisions of Spousal or Beneficiary Continuation provisions, if any, and this rider is effective at the time of continuation, then the same terms/conditions that applied to the Owner under this rider would continue to apply to the surviving spouse/Beneficiary who continued the Contract.

Effect on the Death Benefit

EXCEPT AS DESCRIBED ABOVE UNDER THE "CONTRACT CONTINUATION BY SURVIVING SPOUSE OR BENEFICIARY PROVISION," THE PROVISIONS OF THIS RIDER WILL TERMINATE UPON THE DEATH OF THE OWNER AND THE DEATH BENEFIT AMOUNT WILL BE DETERMINED UNDER THE DEATH BENEFIT PROVISIONS OF THE CONTRACT. HOWEVER, IF YOUR CONTRACT PROVIDES FOR A DEATH BENEFIT AMOUNT THAT IS THE GREATEST OF MULTIPLE BENEFITS INCLUDING THE ADJUSTED PURCHASE PAYMENT, THE ADJUSTED PURCHASE PAYMENT PROVISION IS DELETED AND REPLACED WITH "TOTAL PURCHASE PAYMENTS MADE TO THE CONTRACT, LESS ANY PRIOR WITHDRAWALS."






                         THE TRAVELERS INSURANCE COMPANY

--------------------------------------------------------------------------------
             TAX-SHELTERED ANNUITY (TSA) 403(B) QUALIFICATION RIDER
--------------------------------------------------------------------------------

THIS RIDER MAY BE ISSUED WITH AN INDIVIDUAL CONTRACT, A GROUP MASTER CONTRACT, OR A GROUP CERTIFICATE ISSUED UNDER A GROUP MASTER CONTRACT, (HEREINAFTER REFERRED TO AS "CONTRACT"). THIS RIDER QUALIFIES THIS CONTRACT TO COMPLY WITH
SECTION 403(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND APPLICABLE REGULATIONS. THE PROVISIONS IN THIS RIDER SUPERSEDE ANY CONTRARY PROVISIONS IN THE CONTRACT. THE FOLLOWING CONDITIONS, RESTRICTIONS AND LIMITATIONS APPLY.

If this Contract is subject to the requirements of Employee Retirement Income Security Act (ERISA), we are not a party to the Plan, nor are we the Plan Administrator. Any responsibilities related to the appropriateness of any withdrawal, consents (or revocation thereof), or any other fiduciary decision related to the administration of the Plan is that of the employer or the Plan Administrator.

OWNER AND ANNUITANT
IF THE OWNER OF THIS CONTRACT IS AN EMPLOYER, IT REPRESENTS THAT IT IS AN ELIGIBLE ORGANIZATION DESCRIBED IN SECTION 403(B)(1)(A) OF THE CODE AND THAT THE PLAN OR ARRANGEMENT MEETS THE REQUIREMENTS OF CODE SECTION 403(B). THE TERM EMPLOYEE WILL MEAN THE INDIVIDUAL FOR WHOSE BENEFIT THE EMPLOYER ESTABLISHED AN ANNUITY PROGRAM UNDER CODE SECTION 403(B). THIS EMPLOYEE WILL BE THE ANNUITANT UNDER THIS CONTRACT. IF THE OWNER OF THIS CONTRACT IS AN EMPLOYEE OF AN ELIGIBLE ORGANIZATION AS DESCRIBED ABOVE, HE OR SHE MUST ALSO BE THE ANNUITANT AND REPRESENTS THAT HE/SHE IS ELIGIBLE TO OWN THIS CONTRACT UNDER THE REQUIREMENTS OF CODE SECTION 403(B). THE ANNUITANT IS THE INDIVIDUAL ON WHOSE LIFE THE FIRST ANNUITY PAYMENT IS MADE. A JOINT OWNER OR A CONTINGENT ANNUITANT CANNOT BE NAMED UNDER THIS CONTRACT. THE ANNUITANT MAY NOT BE CHANGED AFTER THE CONTRACT DATE EXCEPT AS PROVIDED HEREUNDER.

TRANSFER OF OWNERSHIP/ASSIGNMENT
IN ORDER TO MAINTAIN TAX QUALIFICATION, THIS CONTRACT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED OR PLEDGED AS COLLATERAL FOR A LOAN (EXCEPT TO US) OR AS SECURITY FOR THE PERFORMANCE OF AN OBLIGATION OR FOR ANY OTHER PURPOSES EXCEPT AS MAY BE REQUIRED OR PERMITTED UNDER APPLICABLE SECTIONS OF THE CODE. THE ANNUITANT'S INTEREST, EXCEPT AS PERMITTED BY LAW, IS NONFORFEITABLE. WE WILL ADMINISTER THIS CONTRACT ONLY AS A TAX QUALIFIED CONTRACT, UNDER SECTION 403(B) OF THE CODE. CERTAIN RULES MAY APPLY IN THE CASE OF A TRANSFER UNDER THE TERMS OF A QUALIFIED DOMESTIC RELATIONS ORDER (QDRO), AS DEFINED IN CODE SECTION 414(P).

CONTRIBUTION LIMITS
IN ORDER TO MEET THE QUALIFICATION REQUIREMENTS OF CODE SECTION 403(B), ELECTIVE DEFERRAL CONTRIBUTIONS MAY NOT EXCEED THE LIMITATIONS IN EFFECT UNDER CODE SECTIONS 402(G), 414(V) AND 415(C). THIS RULE IS AN INDIVIDUAL LIMITATION THAT APPLIES TO ALL ELECTIVE DEFERRAL PLANS, CONTRACTS OR ARRANGEMENTS IN THE AGGREGATE.

ROLLOVERS

TO THE EXTENT THE ANNUITANT IS ELIGIBLE FOR A DISTRIBUTION UNDER THIS CONTRACT, AND PROVIDED THE DISTRIBUTION IS AN ELIGIBLE ROLLOVER DISTRIBUTION, THE DISTRIBUTION OR A PORTION OF IT MAY BE PAID DIRECTLY TO AN ELIGIBLE RETIREMENT PLAN. AN ELIGIBLE RETIREMENT PLAN INCLUDES AN INDIVIDUAL RETIREMENT ANNUITY OR ACCOUNT DESCRIBED IN CODE SECTION 408; A TAX SHELTERED ANNUITY PLAN OR ARRANGEMENT UNDER CODE SECTION 403(B); A DEFINED CONTRIBUTION PLAN QUALIFIED UNDER CODE SECTION 401; AND A GOVERNMENTAL DEFERRED COMPENSATION ARRANGEMENT UNDER CODE SECTION 457, AS PERMITTED BY LAW. IN THE CASE OF AN ELIGIBLE DISTRIBUTION TO THE SURVIVING SPOUSE HOWEVER, AN ELIGIBLE RETIREMENT PLAN IS AN INDIVIDUAL RETIREMENT ANNUITY OR ACCOUNT, OR ANOTHER TSA. YOU MUST SPECIFY THE ELIGIBLE RETIREMENT PLAN TO WHICH SUCH DISTRIBUTION IS TO BE PAID IN A FORM AND AT SUCH TIME ACCEPTABLE TO US. SUCH DISTRIBUTION SHALL BE MADE AS A DIRECT TRANSFER TO THE ELIGIBLE RETIREMENT PLAN SO SPECIFIED. SURRENDER PENALTIES UNDER THIS CONTRACT MAY APPLY TO ALL ROLLOVER DISTRIBUTIONS.

Previously taxed amounts in this Contract are not eligible for rollover. Amounts that are rolled over are generally not taxed until later distributed. An eligible rollover distribution generally includes any taxable distribution or portion thereof from this Contract except:

        (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or the life expectancy) of the Annuitant or the joint lives (or joint and survivor expectances) of the Annuitant and the Annuitant's designated beneficiary, or for a specified period of ten years or more;
        (2) any distribution to the extent such distribution is required under Code Sections 401(a)(9) and 403(b)(10);
        (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

        (4) any hardship distribution described in Code Section 403(b)(11) or Code Section 403(b)(7)(A)(ii) made to the contract owner after 1998, and
        (5) any other distribution(s) to the extent provided under the Code.

When an Annuitant receives a distribution directly by check that is eligible for rollover, then mandatory income tax withholding will be taken from the distribution. The Annuitant may roll over the balance to an Individual Retirement Annuity or account within 60 days of receipt of the check, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

DIRECT TRANSFERS

DIRECT TRANSFERS TO ANOTHER 403(B) ARRANGEMENT PURSUANT TO REVENUE RULING 90-24 OR TRANSFERS TO PURCHASE SERVICE CREDITS UNDER A DEFINED BENEFIT GOVERNMENTAL PLAN PURSUANT TO CODE SECTION 403(B)(13) AS AMENDED FROM TIME TO TIME, MAY BE MADE IN THE MANNER PERMITTED BY LAW.

WITHDRAWAL RESTRICTIONS

To qualify as a Contract which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59 1/2, severance from employment, death, total or permanent disability (as defined in Code
Section 72(m)(7)) or in the case of hardship (as defined in Code Section 403(b)(11)). The hardship exception applies only to the salary reduction contributions and not to any income attributable to such contribution. Amounts may also be distributed pursuant to a QDRO to the extent permitted by law.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

IF CONTRIBUTIONS ATTRIBUTABLE TO A CUSTODIAL ACCOUNT DESCRIBED IN SECTION 403(B)(7) OF THE CODE ARE TRANSFERRED TO THIS CONTRACT, THE FOLLOWING CONDITIONS, RESTRICTIONS, AND LIMITATIONS APPLY:

     Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 1/2, severance from employment, death, or total and permanent disability (as defined in Code Section 72(m)(7)).

     Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989, and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such conditions.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this contract in one lump sum or in accordance with the Option elected by You. While the Annuitant is alive, You may change your Settlement Option election by Written Request, but only before the Maturity Date. Once annuity payments have commenced, no further election changes are allowed.

If subject to the ERISA and no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, We will pay to You the first of a series of monthly annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with the Joint and Last Survivor Life Annuity-Annuity Reduced on Death of Primary Payee Option. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, We will pay to You the first of a series of monthly annuity payments based on the life of the Annuitant, in accordance with the Life Annuity with Period Certain Annuity option,, with 120 monthly payments assured.

REQUIRED MINIMUM DISTRIBUTIONS

DISTRIBUTIONS DURING ANNUITANT'S LIFETIME
-----------------------------------------

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the Required Minimum Distribution rules in Code Sections 401(a)(9) and 403(b)(10).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires.

Distributions Upon Annuitant's Death

If the Annuitant dies on or after the Required Beginning Date (or after distributions have begun under one of the settlement options under this contract), the remaining portion of the Annuitant's interest (if any) shall be distributed at least as rapidly as the method of distribution in effect as of the Annuitant's death.

If the Annuitant dies before distribution of his or her interest in the Contract has begun and unless otherwise permitted under applicable law, the Annuitant's entire interest will be distributed in accordance with one of the following three provisions:

     a. If the Annuitant's interest is payable to a designated beneficiary, except as provided in (c) below, the designated beneficiary may elect to receive the entire interest over the life expectancy of the designated beneficiary or over a period not extending beyond the life expectancy of the designated beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant died. Such election by the designated beneficiary must be irrevocable and must be made no later than September 30 of the calendar year immediately following the calendar year in which the Annuitant died.

     b. If there is no designated beneficiary, or if the beneficiary elects, the Annuitant's entire interest in the Contract will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death.

     c. If the designated beneficiary is the Annuitant's surviving spouse, the surviving spouse may elect to receive the entire interest in equal or substantially equal payments over the life expectancy of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse, commencing at any date on or before the later of:

           (i) December 31 of the calendar year immediately following the calendar year in which the Annuitant died; or
           (ii) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2. Such election by the surviving spouse must be irrevocable and must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, or the date distributions are required to begin pursuant to the preceding sentence.

If the surviving spouse dies before distributions begin, the limitations described above in this section shall be applied as if the surviving spouse were the Annuitant.

Life   expectancies  will  be  calculated  in  accordance  with  the  applicable requirements of Federal Law, including the Code and any applicable rules and regulations.

ANNUITIES DISTRIBUTED UNDER AN ERISA TSA

Spousal Consent

DEATH BENEFIT - If the Annuitant dies while the Contract continues and the Annuitant has a spouse at the time of the Annuitant's death, We will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, We will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.

CASH SURRENDER - Before the due date of the first annuity payment, 1) if You do not have a spouse and without the consent of any Beneficiary; or, 2) if You do have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; We will pay to You all or any portion of the cash surrender value of the contract upon receipt of your Written Request for it.

ADMINISTRATIVE COMPLIANCE/AMENDMENT

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Annuity qualified under the Code, we will administer the Contract in accordance with these laws, regulations and rulings. Notwithstanding any provision in this Contract or in the 403(b) plan of which this Contract is a part, we reserve the right to amend or modify the Contract or any rider or any endorsement thereto, to the extent necessary to comply with any law, regulation or other requirement in order to establish or maintain the qualified status of such plan, following any necessary regulatory approvals. Any such amendment or modification may be made retroactively to conform to the requirements of such law, regulation or other requirement.






                         THE TRAVELERS INSURANCE COMPANY

--------------------------------------------------------------------------------
                 PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER
--------------------------------------------------------------------------------

If the Contract/certificate owner (hereinafter referred to as "You" or "Your") of this Contract/certificate (hereinafter referred to as "Contract") requested that it be issued to comply with Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following conditions, restrictions and limitations apply to this Contract. The Contract shall constitute an asset of the qualified pension or profit-sharing plan established under Code Section 401(a) and the regulations thereunder and the Contract shall be subject to the provisions, terms and conditions of such qualified plan. The amounts held under this Contract will be used for the exclusive benefit of the employees and their beneficiaries. The provisions in this rider supersede any contrary provisions in the Contract.

The Plan is subject to the Employee Retirement Income Security Act (ERISA). We are not a party to the Plan, nor are we the Plan Administrator. Any responsibilities related to the appropriateness of any withdrawal, consents (or revocation thereof), or any other fiduciary decision related to the administration of the Plan is that of the employer or the Plan Administrator.

OWNER AND ANNUITANT

IF THE OWNER OF THIS CONTRACT IS AN EMPLOYER, IT REPRESENTS THAT THE PLAN MEETS THE REQUIREMENTS OF CODE SECTION 401(A). THE TERM EMPLOYEE WILL MEAN THE INDIVIDUAL FOR WHOSE BENEFIT THE EMPLOYER ESTABLISHED AN ANNUITY PROGRAM UNDER CODE SECTION 401(A). THIS EMPLOYEE WILL BE THE ANNUITANT UNDER THIS CONTRACT. THE ANNUITANT IS THE INDIVIDUAL ON WHOSE LIFE THE FIRST ANNUITY PAYMENT IS MADE. A JOINT OWNER OR A CONTINGENT ANNUITANT CANNOT BE NAMED UNDER THIS CONTRACT. THE ANNUITANT MAY NOT BE CHANGED AFTER THE CONTRACT DATE EXCEPT AS PROVIDED HEREUNDER.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This Contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned, or otherwise transferred to any other person or entity other than us.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this Contract shall be subject to the claims or creditors or any legal process.

CONTRIBUTION LIMITS

CONTRIBUTIONS MAY NOT EXCEED THE LIMITATIONS IN EFFECT UNDER CODE SECTION 402(G) AND 415(C).

ROLLOVERS

TO THE EXTENT THE ANNUITANT IS ELIGIBLE FOR A DISTRIBUTION UNDER THIS CONTRACT, AND PROVIDED THE DISTRIBUTION IS AN ELIGIBLE ROLLOVER DISTRIBUTION, THE DISTRIBUTION OR A PORTION OF IT MAY BE PAID DIRECTLY TO AN ELIGIBLE RETIREMENT PLAN. AN ELIGIBLE RETIREMENT PLAN INCLUDES AN INDIVIDUAL RETIREMENT ANNUITY OR ACCOUNT DESCRIBED IN CODE SECTION 408; A TAX SHELTERED ANNUITY PLAN OR ARRANGEMENT UNDER CODE SECTION 403(B); A DEFINED CONTRIBUTION PLAN QUALIFIED UNDER CODE SECTION 401; AND A GOVERNMENTAL DEFERRED COMPENSATION ARRANGEMENT UNDER CODE SECTION 457, AS PERMITTED BY LAW. IN THE CASE OF AN ELIGIBLE DISTRIBUTION TO THE SURVIVING SPOUSE HOWEVER, AN ELIGIBLE RETIREMENT PLAN IS AN INDIVIDUAL RETIREMENT ANNUITY OR ACCOUNT. YOU MUST SPECIFY THE ELIGIBLE RETIREMENT PLAN TO WHICH SUCH DISTRIBUTION IS TO BE PAID IN A FORM AND AT SUCH TIME ACCEPTABLE TO US. SUCH DISTRIBUTION SHALL BE MADE AS A DIRECT TRANSFER TO THE ELIGIBLE RETIREMENT PLAN SO SPECIFIED. SURRENDER PENALTIES UNDER THIS CONTRACT MAY APPLY TO ALL ROLLOVER DISTRIBUTIONS.

Previously taxed amounts in this Contract are not eligible for rollover. Amounts that are rolled over are generally not taxed until later distributed. An eligible rollover distribution generally includes any taxable distribution or portion thereof from this Contract except:

            (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or the life expectancy) of the Annuitant or the joint lives (or joint and survivor expectances) of the Annuitant and the Annuitant's designated beneficiary, or for a specified period of ten years or more;
            (2) any distribution to the extent such distribution is required under Code Sections 401(a)(9) and 403(b)(10);
            (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);
            (4) any hardship distribution described in Code Section 403(b)(11) or Code Section 403(b)(7)(A)(ii) made to the contract owner after 1998, and

            (5) any other distribution(s) to the extent provided under the Code.

When an Annuitant receives a distribution directly by check that is eligible for rollover, then mandatory income tax withholding will be taken from the distribution. The Annuitant may roll over the balance to an Individual Retirement Annuity or Account within 60 days of receipt of the check, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Contract in one lump sum or in accordance with the Option elected by You. While the Annuitant is alive, You may change your Settlement Option election by Written Request, but only before the Maturity Date. Once annuity payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, We will pay to You the first of a series of monthly annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with the Joint and Last Survivor Life Annuity-Annuity Reduced on Death of Primary Payee Option. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, We will pay to You the first of a series of monthly annuity payments based on the life of the Annuitant, in accordance with the Life Annuity with Period Certain Annuity option, with 120 monthly payments assured.

REQUIRED MINIMUM DISTRIBUTIONS

Distributions During Annuitant's Lifetime

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires, except that in the event that the employee is a 5% owner, the "required beginning date" is April 1 of the calendar year in which the employee attains age 70 1/2.

DISTRIBUTIONS UPON ANNUITANT'S DEATH

If the Annuitant dies on or after the Required Beginning Date (or after distributions have begun under one of the settlement options under this Contract), the remaining portion of the Annuitant's interest (if any) shall be distributed at least as rapidly as the method of distribution in effect as of the Annuitant's death.

If the Annuitant dies before distribution of his or her interest in the Contract has begun and unless otherwise permitted under applicable law, the Annuitant's entire interest will be distributed in accordance with one of the following three provisions:

     d. If the Annuitant's interest is payable to a designated beneficiary, except as provided in (c) below, the designated beneficiary may elect to receive the entire interest over the life expectancy of the designated beneficiary or over a period not extending beyond the life expectancy of the designated beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant died. Such election by the designated beneficiary must be irrevocable and must be made no later than September 30 of the calendar year immediately following the calendar year in which the Annuitant died.

     e. If there is no designated beneficiary, or if the beneficiary elects, the Annuitant's entire interest in the Contract will be distributed by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death.

     f. If the designated beneficiary is the Annuitant's surviving spouse, the surviving spouse may elect to receive the entire interest in equal or substantially equal payments over the life expectancy of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse, commencing at any date on or before the later of:

           (i) December 31 of the calendar year immediately following the calendar year in which the Annuitant died; or
           (ii) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2. Such election by the surviving spouse must be irrevocable and must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, or the date distributions are required to begin pursuant to the preceding sentence.

  If the surviving spouse dies before distributions begin, the limitations described above in this section shall be applied as if the surviving spouse were the Annuitant.

Life expectancies will be calculated in accordance with the applicable requirements of Federal Law, including the Code and any applicable rules and regulations.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this Contract requested that it be issued to comply with
Section 401(a) of the Code, and this Contract has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this Contract in addition to the above.

SPOUSAL CONSENT
---------------

DEATH BENEFIT - If the Annuitant dies while the Contract continues and the Annuitant has a spouse at the time of the Annuitant's death, We will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, We will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.

CASH SURRENDER - Before the due date of the first annuity Payment, 1) if You do not have a spouse and without the consent of any Beneficiary; or, 2) if You do have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; We will pay to You all or any portion of the cash surrender value of the Contract upon receipt of your Written Request for it.

ADMINISTRATIVE COMPLIANCE/AMENDMENT

IF CHANGES IN THE CODE AND RELATED LAW, REGULATIONS AND RULINGS REQUIRE A DISTRIBUTION GREATER THAN DESCRIBED ABOVE IN ORDER TO KEEP THIS ANNUITY QUALIFIED UNDER THE CODE, WE WILL ADMINISTER THE CONTRACT IN ACCORDANCE WITH THESE LAWS, REGULATIONS AND RULINGS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS CONTRACT OR THE QUALIFIED PENSION OR PROFIT-SHARING PLAN OF WHICH THIS CONTRACT IS A PART, WE RESERVE THE RIGHT TO AMEND OR MODIFY THE CONTRACT OR ANY RIDER OR ENDORSEMENT THERETO, TO THE EXTENT NECESSARY TO COMPLY WITH ANY LAW, REGULATION OR OTHER REQUIREMENT IN ORDER TO ESTABLISH OR MAINTAIN THE QUALIFIED STATUS OF THE PLAN, FOLLOWING ALL NECESSARY REGULATORY APPROVALS. ANY SUCH AMENDMENT OR MODIFICATION MAY BE MADE RETROACTIVELY EFFECTIVE IF NECESSARY OR APPROPRIATE TO CONFORM TO THE CONDITIONS IMPOSED BY SUCH LAW, REGULATION OR OTHER REQUIREMENT.


                                             THE TRAVELERS INSURANCE COMPANY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER
--------------------------------------------------------------------------------

This Rider modifies the Contract/Certificate (hereinafter referred to as Contract) to which it is attached so that it may qualify as an Individual Retirement Annuity (IRA) under Section 408(B) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations. The provisions in this Rider supersede any contrary provisions in the Contract. The following conditions, restrictions and limitations apply.

EXCLUSIVE BENEFIT

This Contract is established for the exclusive benefit of You and Your beneficiaries.

OWNER AND ANNUITANT

The owner and annuitant (hereinafter collectively referred to as You or Your) of this Contract must be the same individual and cannot be changed after the Contract Date. A joint owner and/or a contingent annuitant cannot be named under this Contract.

TRANSFER OF OWNERSHIP/ASSIGNMENT

Your interest in this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose to any person. No loans shall be made under this contract, unless permitted by the Code. Certain rules may apply in the case of a transfer pursuant to divorce under the terms of a Court Order or separation agreement, as defined in Code Section 408(d)(6).

CREDITOR CLAIMS

TO THE EXTENT PERMITTED BY LAW, YOUR RIGHTS OR BENEFITS OR THOSE OF THE BENEFICIARY UNDER THIS CONTRACT SHALL NOT BE SUBJECT TO THE CLAIMS OF CREDITORS OR ANY LEGAL PROCESS.

NON FORFEITABLITY

YOUR ENTIRE INTEREST IN THIS CONTRACT IS NONFORFEITABLE.

CONTRIBUTION LIMITS

All contributions to this Contract must be in cash. Except in the case of a rollover contribution as permitted by Section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or 457(e)(16) of the Code, or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) program as described in Section 408(k) of the Code, ongoing contributions to this Contract (if applicable) shall not exceed the annual limits in accordance with Sections 408(j) and 219(b)(5) of the Code.

COMPENSATION

Compensation means wages, salaries, professional fees, or other amounts derived from or received from personal service actually rendered (including, but not limited to, commissions) and includes earned income as defined in Code Section 401(c)(2). Compensation does not include amounts received as earnings or profits from property or amounts not includable in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term compensation shall include any amount includable in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument.

ROLLOVERS

Pursuant to IRC Section 408(d)(3)(A), to the extent that a distribution from this IRA would be included in income if not rolled over, you may roll over such distribution within 60 days to an eligible retirement plan. An eligible retirement plan includes another traditional IRA, a qualified pension, profit sharing or stock bonus plan, a Section 403(b) tax sheltered annuity and an eligible 457 governmental plan. This IRA contract may receive eligible rollover distributions from these plans as well.

Distributions You roll over from retirement plans or arrangements described. above to this Contract must be completed by means of a direct transfer or rollover in accordance with Code Section 401(a)(31) in order to avoid the mandatory 20% income tax withholding from the distribution and a possible 10% additional tax penalty under Code Section 72(t). You may replace amounts withheld from other sources to complete the full rollover, but the 10% penalty may continue to be due if You do not specify that the transfer of the distribution be conducted by direct transfer or rollover.

REQUIRED MINIMUM DISTRIBUTIONS

DISTRIBUTIONS DURING YOUR LIFETIME
----------------------------------
NOTWITHSTANDING ANY PROVISION OF THIS CONTRACT TO THE CONTRARY, THE DISTRIBUTION OF AN INDIVIDUAL'S INTEREST SHALL BE MADE IN ACCORDANCE WITH THE MINIMUM DISTRIBUTION REQUIREMENTS OF SECTION 408(A)(6) AND 401(A)(9) OF THE CODE AND THE REGULATIONS THEREUNDER, INCLUDING THE INCIDENTAL DEATH BENEFIT PROVISIONS OF TREASURY SECTION 1.401(A)(9) ALL OF WHICH ARE HEREIN INCORPORATED BY REFERENCE.

Your entire interest in the account must be distributed, or begin to be distributed by Your required beginning date, which is the April 1st following the calendar year in which You reach age 70 1/2. For each succeeding year, a distribution must be made on or before December 31st. By the required beginning date, You may elect to have the balance in the account distributed in one of the following forms:

    1.   a single sum payment;

    2.   equal or substantially equal payments over Your life;

    3. equal or substantially equal payments over the lives of You and Your designated beneficiary; or

    4. equal or substantially equal payments over a specified period that my not be longer than the joint life and last survivor expectancy of You and Your designated beneficiary.

MINIMUM AMOUNTS TO BE DISTRIBUTED

IF YOUR INTEREST IS TO BE DISTRIBUTED IN OTHER THAN A LUMP SUM OR SUBSTANTIALLY EQUAL AMOUNTS AS DISCUSSED ABOVE, THEN THE AMOUNT TO BE DISTRIBUTED EACH YEAR, COMMENCING AT YOUR REQUIRED BEGINNING DATE, MUST BE AT LEAST EQUAL TO AN AMOUNT PRESCRIBED UNDER CODE SECTION 408(A) AND (B), AND 401(A)(9) AND ANY RELEVANT RULES AND REGULATIONS.

DISTRIBUTIONS UPON YOUR DEATH

If You die on or after the Required Beginning Date (or after distributions have begun under one of the settlement options under this Contract), the remaining portion of Your interest (if any) shall be distributed at least as rapidly as the method of distribution in effect as of the Your death.

If You die before distribution of Your interest in this Contract has begun and unless otherwise permitted under applicable law, Your entire interest will be distributed as follows:

     g. If Your interest is payable to a designated beneficiary, except as provided in (c) and (d) below, the designated beneficiary may elect to receive the entire interest over the life expectancy of the designated beneficiary or over a period not extending beyond the life expectancy of the designated beneficiary, commencing on or before December 31st of the calendar year immediately following the calendar year in which You died. Such election by the designated beneficiary must be irrevocable and must be made no later than September 30th of the calendar year immediately following the calendar year in which You died.

     h. If there is no designated beneficiary, or Your beneficiary elects this option, Your entire interest in this Contract will be distributed by December 31 of the calendar year containing the fifth anniversary of the Your death.

     i. If the designated beneficiary in (a) above is the Your surviving spouse, the surviving spouse may elect to receive the entire interest in equal or substantially equal payments over the life expectancy of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse, commencing at any date on or before the later of:

            (i)December 31 of the calendar year immediately following the calendar year in which the Annuitant died; or
            (ii) December 31 of the calendar year in which You would have attained age 70 1/2. Such election by the surviving spouse must be irrevocable and must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Your death, or the date distributions are required to begin pursuant to the preceding sentence.

     j. If the designated beneficiary of this IRA is Your surviving spouse, he or she may elect to treat the Contract as his or her own, whether or not distributions had commenced prior to Your death. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to this Contract, makes a rollover to or from this Contract, or fails to elect any of the above provisions. The result of such an election is that the surviving spouse will be considered the individual for whose benefit the IRA is maintained and distributions will be based on the surviving spouse's age and life expectancy.

If the surviving spouse dies before distributions begin, the limitations described above in this section shall be applied as if the surviving spouse were the annuitant.

Life expectancies will be calculated in accordance with the applicable requirements of Federal Law, including the Code and any applicable rules and regulations.

ALTERNATIVE CALCULATION METHOD

An individual may satisfy the Minimum Distribution Requirements under section 408(a)(6) and 408(b)(3) of the Code by taking a distribution for one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. Under such circumstances, You shall be responsible for determining that the Minimum Distribution Requirements are met and We shall have no responsibility for such determination.

DISTRIBUTIONS PRIOR TO AGE 59 1/2

Except in the event of Your death, disability or attainment of age 59 1/2, We shall receive from You a declaration of Your intention as to the disposition of the amounts distributed before making any distribution from this Contract.

REPORTS

As the issuer of this Contract, We will furnish You reports concerning the status of this Annuity at least annually.

ADMINISTRATIVE COMPLIANCE/AMENDMENT

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Annuity qualified under the Code, we will administer the Contract in accordance with these laws, regulations and rulings. This Contract may be amended by Us at any time to maintain its qualified status under Section 408(b) of the Code, following all necessary regulatory approvals. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits).

                         THE TRAVELERS INSURANCE COMPANY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             ROTH INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER
--------------------------------------------------------------------------------

This Rider modifies the Contract/Certificate (hereinafter referred to as Contract) to which it is attached so that it may qualify as an ROTH Individual Retirement Annuity (IRA) under Internal Revenue Code (Code) Section 408A, as amended.

The provisions in this Rider supersede any contrary provisions in the Contract and in any prior ROTH IRA Rider. The following conditions, restrictions and limitations apply.

EXCLUSIVE BENEFIT

This Contract is established for the exclusive benefit of You and Your beneficiaries.

OWNER AND ANNUITANT

The owner and annuitant (collectively referred to as You or Your) of this Contract must be the same individual and cannot be changed after the Contract Date. A joint owner and/or a contingent annuitant cannot be named under this Contract.

TRANSFER OF OWNERSHIP/ASSIGNMENT

Your interest in this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of any obligation or for any other purpose to any person. No loans shall be made under this contract, unless permitted by the Code. Certain rules may apply in the case of a transfer under the terms of a Qualified Domestic Relations Order (QDRO), as defined in Code Section 408(d)(6).

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.

CONTRIBUTION LIMITS

All contributions to this Contract must be in cash. Except in the case of a trustee-to-trustee transfer from another ROTH IRA, contributions may not exceed Your maximum contribution limit for the taxable year over the aggregate contributions made during the taxable year to all other Roth IRAs and IRAs held for Your benefit. Contributions may be made without respect to Your age. Ongoing contributions to this Contract (if applicable) shall not exceed the annual limits in accordance with Section 408A and 219 of the Code.

COMPENSATION

Compensation means wages, salaries, professional fees, or other amounts derived from or received from personal service actually rendered (including, but not limited to, commissions) and includes earned income as defined in Code Section 401(c)(2). Compensation does not include amounts received as earnings or profits from property or amounts not includable in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term compensation shall include any amount includable in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument.

ROLLOVERS/CONVERTED IRA CONTRIBUTIONS

THIS CONTRACT MAY ACCEPT ROLLOVERS FROM OTHER ROTH IRAS ONLY. CONTRIBUTIONS FROM TRADITIONAL IRAS WHICH HAVE BEEN CONVERTED TO ROTH IRAS WILL BE ACCEPTED PROVIDED THEY QUALIFY UNDER CODE SECTIONS 408A(C), 408A(D) AND 408A(E). A CONVERSION CONTRIBUTION FROM A TRADITIONAL IRA WILL NOT BE CONSIDERED A ROLLOVER CONTRIBUTION, HOWEVER, FOR PURPOSES OF CODE SECTION 408(D)(3)(B) RELATING TO THE ONE-ROLLOVER-PER-YEAR RULE.

WITHDRAWALS

For income tax purposes, withdrawals from your Roth IRA are from annual contributions first, then converted amounts (on a first in, first out basis), and then contract earnings. Withdrawals of contributions are generally not subject to Federal income tax (however, withdrawals of converted amounts within 5 years of such conversion may be subject to a 10% penalty tax). Withdrawals of earnings are not subject to Federal income tax provided such withdrawals are "qualified distributions". Qualified distributions are defined in Section 408A(d) as any distribution made five taxable years after your first contribution to a Roth IRA and the distribution is: (i) made on or after the date you attain age 59 1/2;

(ii) made because of your disability as defined in Code Section 72(m)(7);
(iii) made for a qualified first-time home purchase (up to $10,000); (iv) made on account of your death.

REQUIRED MINIMUM DISTRIBUTIONS

DISTRIBUTIONS UPON YOUR DEATH:
------------------------------

     a. If any portion of the Owner's interest is payable to a designated Beneficiary, the entire interest which is payable to the Beneficiary will be distributed in substantially equal installments over a period not exceeding the life or life expectancy of the designated Beneficiary, commencing by December 31 following the first anniversary of the Owner's death. The designated beneficiary may elect at any time to receive greater payments if otherwise permitted under the terms of the contract.

     b. If there is no designated beneficiary or if the designated beneficiary elects, the Owner's entire interest will be paid by December 31 following the fifth anniversary of the Owner's death.

        c. IF THE DESIGNATED BENEFICIARY OF THE OWNER IS THE OWNER'S SURVIVING SPOUSE, IN ADDITION TO THE OPTIONS DESCRIBED ABOVE IN A. AND B., THE SPOUSE MAY ELECT TO TREAT THE CONTRACT AS THE SPOUSE'S OWN ROTH IRA. THIS ELECTION WILL BE DEEMED TO HAVE BEEN MADE IF THE SURVIVING SPOUSE MAKES A ROTH IRA ROLLOVER OR OTHER CONTRIBUTION INTO THIS CONTRACT OR IF THE SURVIVING SPOUSE HAS FAILED TO SATISFY ONE OR MORE REQUIREMENTS DESCRIBED IN A. OR B.. IF THE OWNER'S SURVIVING SPOUSE DIES BEFORE DISTRIBUTIONS ARE REQUIRED TO BEGIN UNDER THIS SECTION, THE OWNER'S SURVIVING SPOUSE WILL BE TREATED AS HAVING ELECTED TO MADE THE ROTH IRA HIS OR HER OWN ROTH IRA.

        d. IN APPLYING THE REQUIREMENTS OF A(2) TO ANY PORTION OF THE OWNER'S INTEREST WHICH IS PAYABLE TO THE OWNER'S SURVIVING SPOUSE, THE DATE ON WHICH THE PAYMENTS MUST COMMENCE IS THE LATER OF (A) DECEMBER 31 FOLLOWING THE DATE THE
        DECEASED
           OWNER WOULD HAVE ATTAINED AGE 70 1/2 OR (B) DECEMBER 31 FOLLOWING THE FIRST ANNIVERSARY OF THE OWNER'S DEATH.

Life expectancies will be calculated in accordance with the applicable requirements of Federal Law, including the Code and any applicable rules and regulations.

REPORTS

As the issuer of this contract, we will furnish reports concerning the status of the Annuity at least annually.

ADMINISTRATIVE COMPLIANCE/AMENDMENT

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Annuity qualified under the Code, we will administer the Contract in accordance with these laws, regulations and rulings. This contract may be amended by us at any time to maintain its qualified status as a Roth IRA, following all necessary regulatory approvals. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code or any State law.

                         THE TRAVELERS INSURANCE COMPANY

                           SPOUSAL CONTINUATION RIDER

This Rider is effective as of the date it is issued for attachment to Your Contract/Certificate (hereinafter collectively referred to as "Contract"). The provisions in this Rider supercede any contrary provisions in Your Contract, but does not supercede the rights of any non-spousal Joint Owner. This Rider is effective during the accumulation phase of the Contract and will not apply if We are paying a benefit under a Settlement Option. If Your Contract is subject to the terms of a qualified plan, then the provisions of this Rider will apply only if such plan permits. The definition of Death Report Date if contained in the Contract is amended by deleting the definition and replacing it with the following:

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract, or 3) the election of spousal continuation as described in this Rider.

SPOUSE AS JOINT OWNER

If Your spouse is named as an Owner, and Your death occurs prior to the Maturity Date of the Contract, Your spouse may elect to continue the Contract as Contract Owner rather than have the death benefit paid to the Beneficiary. If You were the Annuitant and Your spouse elects to continue the Contract, Your spouse will be named the Annuitant as of the Death Report Date.

SPOUSE AS BENEFICIARY

If You are the sole Contract Owner and Your spouse is the sole Beneficiary, Your Spouse may elect to continue the Contract as Contract Owner. If You were the Annuitant and Your spouse elects to continue the Contract, Your spouse will be named the Annuitant as of the Death Report Date.

If Your spouse is named as one of multi-named beneficiaries, he/she can elect to assume the Contract in the same proportion as he/she was entitled as a beneficiary.

SPOUSAL CONTRACT CONTINUANCE

If Your spouse elects to continue the Contract as Contract Owner, the death benefit will be calculated as of the Death Report Date. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased to equal the death benefit amount. This amount is referred to as the Adjusted Contract Value. Any difference between the Contract Value and the Adjusted Contract Value will be allocated to the Investment Options in the same proportion as the allocations of the Contract prior to the Death Report Date. Any remaining contingent deferred sales/withdrawal/surrender charge applicable to the premium(s) paid prior to the Death Report Date will be waived. Your spouse will be subject to applicable distribution requirements under the Internal Revenue Code.

NEW PURCHASE PAYMENTS MADE AND CREDITS (IF ANY) APPLIED TO THE CONTRACT AFTER THE DEATH REPORT DATE WILL BE SUBJECT TO THE CONTINGENT DEFERRED
SALES/WITHDRAWAL/SURRENDER CHARGE (IF ANY) REFLECTED IN THE CONTRACT SPECIFICATIONS. ALL OTHER CONTRACT FEES AND CHARGES APPLICABLE TO THE ORIGINAL CONTRACT WILL ALSO APPLY TO THE CONTINUED CONTRACT.

All other benefits and features described in the Contract or in any Rider(s) or Endorsement(s) will be based on Your spouses' age on the Death Report Date as if Your spouse had purchased the Contract with the Adjusted Contract Value on the Death Report Date.

The provisions of this Rider will only be applied once to this Contract.

                         THE TRAVELERS INSURANCE COMPANY

                                BENEFICIARY RIDER

THIS RIDER IS EFFECTIVE AS OF THE DATE IT IS ISSUED FOR ATTACHMENT TO YOUR CONTRACT/CERTIFICATE (HEREAFTER COLLECTIVELY REFERRED TO AS CONTRACT). THE PROVISIONS IN THIS RIDER SUPERCEDE ANY CONTRARY PROVISIONS IN YOUR CONTRACT, EXCEPT FOR NON-QUALIFIED ANNUITY SPOUSAL CONTINUATION RIDER PROVISIONS. THIS RIDER IS EFFECTIVE DURING THE ACCUMULATION PHASE OF THE CONTRACT AND WILL NOT APPLY IF WE ARE PAYING A BENEFIT UNDER AN ANNUITY/INCOME OPTION. IF YOUR CONTRACT IS SUBJECT TO THE TERMS OF A QUALIFIED PLAN, THEN THE PROVISIONS OF THIS RIDER WILL APPLY ONLY IF SUCH PLAN PERMITS.

THE DEFINITION OF DEATH REPORT DATE, IF CONTAINED IN THE CONTRACT IS AMENDED BY DELETING THE DEFINITION AND REPLACING IT WITH THE FOLLOWING:

DEATH REPORT DATE - THE VALUATION DATE COINCIDENT WITH OR NEXT FOLLOWING THE DAY ON WHICH WE HAVE RECEIVED 1) DUE PROOF OF DEATH AND 2) A WRITTEN REQUEST FOR AN ELECTION OF A SINGLE SUM PAYMENT OR AN ALTERNATE SETTLEMENT OPTION AS DESCRIBED IN THE CONTRACT, OR 3) AN ELECTION OF BENEFICIARY CONTINUANCE AS DESCRIBED IN THIS RIDER.

BENEFICIARY(S) CONTINUANCE

IF YOUR DEATH OCCURS PRIOR TO THE COMMENCEMENT OF ANNUITY PAYMENTS AND THE VALUE OF ANY BENEFICIARY'S PORTION OF THE DEATH BENEFIT IS AT LEAST $20,000 BUT LESS THAN $1,000,000 (AMOUNTS OF $1,000,000 OR MORE ARE SUBJECT TO HOME OFFICE APPROVAL) AS OF YOUR DATE OF DEATH, SUCH BENEFICIARY(S) MAY ELECT TO CONTINUE HIS/HER PORTION OF THE CONTRACT SUBJECT TO APPLICABLE DISTRIBUTION REQUIREMENTS UNDER INTERNAL REVENUE CODE, RATHER THAN HAVE THE DEATH BENEFIT PAID TO HIM/HER. THIS ELECTION MAY NOT BE ALLOWED FOR NON-NATURAL BENEFICIARIES. IF YOUR SPOUSE IS THE "DESIGNATED BENEFICIARY" AS DEFINED IN SECTION 72(S) OF THE INTERNAL REVENUE CODE, YOUR SPOUSE CAN EITHER ELECT BENEFICIARY CONTINUANCE SUBJECT TO THE TERMS UNDER THIS RIDER, OR HE/SHE CAN ELECT TO CONTINUE THE CONTRACT AS OWNER AS STATED IN OTHER SECTIONS OF YOUR CONTRACT DESCRIBING ALTERNATE OPTIONS ALLOWED UNDER SECTION 72(S).

IF YOUR BENEFICIARY(S) ELECTS TO CONTINUE THE CONTRACT, THE DEATH BENEFIT WILL BE CALCULATED AS OF THE DATE DESCRIBED IN THE DEATH BENEFIT SECTION OF YOUR CONTRACT (HEREAFTER REFERRED TO AS THE CALCULATION DATE). IF THE CONTRACT/CASH VALUE IS LESS THAN THE CALCULATED DEATH BENEFIT AMOUNT, THE INITIAL CONTRACT/CASH VALUE OF THE CONTINUED CONTRACT WILL BE EQUAL TO THE DEATH BENEFIT AMOUNT. THIS AMOUNT IS REFERRED TO AS THE ADJUSTED CONTRACT VALUE. ANY DIFFERENCE BETWEEN THE CONTRACT/CASH VALUE ON THE CALCULATION DATE AND THE ADJUSTED CONTRACT VALUE WILL BE ALLOCATED TO THE INVESTMENT OPTIONS IN THE SAME PROPORTION AS THE ALLOCATIONS OF THE CONTRACT PRIOR TO THE CALCULATION DATE.

IF THE BENEFICIARY(S) ELECTS TO CONTINUE THE CONTRACT, THE BENEFICIARY(S) WILL BE GRANTED THE SAME RIGHTS AS THE OWNER HAD UNDER THE CONTRACT, EXCEPT THE BENEFICIARY(S) CANNOT TRANSFER OWNERSHIP, TAKE OUT A LOAN, NOR MAKE ANY NEW PURCHASE PAYMENTS TO THE CONTRACT AFTER THE CALCULATION DATE. THE BENEFICIARY(S) MAY ALSO NAME HIS/HER OWN BENEFICIARY (HEREAFTER REFERRED TO AS SUCCEEDING BENEFICIARY). ADDITIONALLY, THE BENEFICIARY(S) HAS THE RIGHT TO TAKE FULL OR PARTIAL WITHDRAWALS AT ANY TIME FROM THE CONTRACT AFTER THE CALCULATION DATE WITHOUT THE IMPOSITION OF ANY CONTINGENT DEFERRED SALES/WITHDRAWAL/SURRENDER CHARGE REFLECTED IN THE CONTRACT. ALL OTHER CONTRACT FEES AND CHARGES APPLICABLE TO THE ORIGINAL CONTRACT WILL APPLY TO THE CONTINUED CONTRACT. ALL OTHER BENEFITS AND FEATURES DESCRIBED IN THE CONTRACT OR IN ANY RIDER(S) OR ENDORSEMENT(S) WILL BE BASED ON YOUR BENEFICIARY(S)'S AGE ON THE CALCULATION DATE AS IF YOUR BENEFICIARY HAD PURCHASED THE CONTRACT WITH THE ADJUSTED CONTRACT VALUE ON THE CALCULATION DATE. HOWEVER, IF A PRINCIPAL PROTECTION RIDER AND/OR ENHANCED STEPPED-UP PROVISION RIDER IS ATTACHED TO THE CONTRACT, THESE RIDERS AND THEIR ASSOCIATED CHARGES WILL NO LONGER BE EFFECTIVE AFTER THE CALCULATION DATE.

SUCCEEDING BENEFICIARY(S) CONTINUANCE

PRIOR TO THE COMMENCEMENT OF ANNUITY PAYMENTS, IF THE BENEFICIARY(S) WHO CONTINUED THE CONTRACT DIES, THE DEATH BENEFIT WILL BE CALCULATED ON THE NEW CALCULATION DATE ASSOCIATED WITH THE BENEFICIARY(S)'S DEATH. THE SUCCEEDING BENEFICIARY(S) MAY ELECT TO EITHER RECEIVE THE DEATH BENEFIT OR CONTINUE THE CONTRACT IN THE SAME MANNER AS DESCRIBED ABOVE IN THE BENEFICIARY CONTINUANCE SECTION WITH THE FOLLOWING EXCEPTIONS:

1. THE ENTIRE CONTRACT/CASH VALUE OF THE NEWLY CONTINUED CONTRACT MUST BE DISTRIBUTED TO THE SUCCEEDING BENEFICIARY(S) OVER THE LIFE EXPECTANCY OF THE ORIGINAL DECEASED BENEFICIARY(S);

2.   THE SUCCEEDING BENEFICIARY(S) CANNOT NAME THEIR OWN BENEFICIARY(S);AND

3. AT THE DEATH OF THE SUCCEEDING BENEFICIARY(S), THE DEATH BENEFIT, IF ANY, MUST BE PAID TO THE ESTATE OF THE SUCCEEDING BENEFICIARY(S). THE DEATH BENEFIT WILL EQUAL THE CONTRACT/CASH VALUE AS OF THE NEW CALCULATION DATE ASSOCIATED WITH THE SUCCEEDING BENEFICIARY(S)'S DEATH. NO FURTHER CONTINUATION OF THE CONTRACT IS ALLOWED.

     ON OR AFTER THE COMMENCEMENT OF ANNUITY PAYMENTS, IF THE BENEFICIARY(S) WHO CONTINUED THE CONTRACT DIES, WE WILL PAY THE SUCCEEDING BENEFICIARY(S) ANY BENEFITS REMAINING UNDER THE ANNUITY/INCOME OPTION THEN IN EFFECT.



                         THE TRAVELERS INSURANCE COMPANY

                            INHERITED CONTRACT RIDER

THIS RIDER IS EFFECTIVE AS OF THE DATE IT IS ISSUED FOR ATTACHMENT TO YOUR CONTRACT/CERTIFICATE (HEREAFTER COLLECTIVELY REFERRED TO AS CONTRACT). THE PROVISIONS IN THIS RIDER SUPERCEDE ANY CONTRARY PROVISIONS IN YOUR CONTRACT, INCLUDING THE BENEFICIARY RIDER AND THE SPOUSAL CONTINUATION RIDER, IF APPLICABLE. THIS RIDER AMENDS THE CONTRACT TO ALLOW A DESIGNATED BENEFICIARY TO LEAVE DEATH PROCEEDS IN THE ACCUMULATION PHASE OF AN ANNUITY CONTRACT, RATHER THAN RECEIVING THOSE PROCEEDS IN A LUMP SUM. THE DESIGNATED BENEFICIARY IS THE PERSON WHOSE NAME FOLLOWS THE PHRASE "FOR THE BENEFIT OF (FBO)" NEXT TO THE OWNER DESIGNATION ON THE SPECIFICATIONS PAGE. THE DESIGNATED BENEFICIARY MUST TAKE AT LEAST THE REQUIRED MINIMUM DISTRIBUTIONS CALCULATED OVER HIS/HER SINGLE LIFE EXPECTANCY AS REQUIRED BY THE INTERNAL REVENUE CODE RULES AND REGULATIONS. SURRENDER CHARGES WILL NOT APPLY TO REQUIRED MINIMUM DISTRIBUTIONS.

THE DESIGNATED BENEFICIARY WILL BE GRANTED THE SAME RIGHTS THE OWNER HAS UNDER THE CONTRACT, EXCEPT THE DESIGNATED BENEFICIARY CANNOT TRANSFER OWNERSHIP, TAKE A LOAN, NOR MAKE ANY NEW PURCHASE PAYMENTS TO THE CONTRACT AFTER THE CONTRACT DATE. THE DESIGNATED BENEFICIARY MAY ALSO NAME HIS/HER OWN BENEFICIARY(S) (HEREAFTER REFERRED TO AS SUCCEEDING BENEFICIARY). ALL BENEFITS AND FEATURES DESCRIBED IN THE CONTRACT OR IN ANY RIDERS(S) OR ENDORSEMENT(S)WILL BE BASED ON THE DESIGNATED BENEFICIARY'S AGE.

DEATH OF DESIGNATED BENEFICIARY

PRIOR TO THE COMMENCEMENT OF ANNUITY PAYMENTS, THE SUCCEEDING BENEFICIARY(S) MAY ELECT TO EITHER RECEIVE THE DEATH BENEFIT OR CONTINUE THE CONTRACT AS DESCRIBED BELOW.

THE DEFINITION OF DEATH REPORT DATE, IF CONTAINED IN THE CONTRACT, IS AMENDED BY DELETING THE DEFINITION AND REPLACING IT WITH THE FOLLOWING:

DEATH REPORT DATE - THE VALUATION DATE COINCIDENT WITH OR NEXT FOLLOWING THE DAY ON WHICH WE HAVE RECEIVED 1) DUE PROOF OF DEATH AND 2) A WRITTEN REQUEST FOR AN ELECTION OF A SINGLE SUM PAYMENT OR AN ALTERNATE SETTLEMENT OPTION AS DESCRIBED IN THE CONTRACT, OR 3) AN ELECTION OF SUCCEEDING BENEFICIARY CONTINUANCE AS DESCRIBED IN THIS RIDER.

SUCCEEDING BENEFICIARY(S) CONTINUANCE

IF THE DESIGNATED BENEFICIARY DIES BEFORE ANNUITY PAYMENTS BEGIN AND IF THE VALUE OF ANY SUCCEEDING BENEFICIARY'S PORTION OF THE DEATH BENEFIT IS BETWEEN $20,000 AND $1,000,000 AS OF THE DESIGNATED BENEFICIARY'S DATE OF DEATH (AMOUNTS OF $1,000,000 OR MORE ARE SUBJECT TO HOME OFFICE APPROVAL), THE SUCCEEDING BENEFICIARY(S) MAY ELECT TO CONTINUE HIS/HER PORTION OF THE CONTRACT SUBJECT TO APPLICABLE DISTRIBUTION REQUIREMENTS UNDER INTERNAL REVENUE CODE, RATHER THAN RECEIVING THE DEATH BENEFIT IN A LUMP SUM. THIS ELECTION MAY NOT BE ALLOWED FOR NON-NATURAL BENEFICIARIES.

IF THE SUCCEEDING BENEFICIARY(S) ELECTS TO CONTINUE THE CONTRACT, THE DEATH BENEFIT WILL BE CALCULATED AS OF THE DATE DESCRIBED IN THE DEATH BENEFIT SECTION OF THE CONTRACT (HEREAFTER REFERRED TO AS THE CALCULATION DATE). THE INITIAL CONTRACT/CASH VALUE OF THE CONTINUED CONTRACT (REFERRED TO HEREAFTER AS THE ADJUSTED CONTRACT VALUE) WILL EQUAL THE GREATER OF THE CONTRACT/CASH VALUE OR THE CALCULATED DEATH BENEFIT AMOUNT AS OF THE CALCULATION DATE. THE ADJUSTED CONTRACT VALUE WILL BE ALLOCATED TO THE INVESTMENT OPTIONS IN THE SAME PROPORTION AS THE ALLOCATIONS OF THE CONTRACT PRIOR TO THE CALCULATION DATE. ALL BENEFITS AND FEATURES DESCRIBED IN THE CONTRACT OR IN ANY RIDER(S)/ENDORSEMENT(S) WILL BE BASED ON THE SUCCEEDING BENEFICIARY(S) AGE ON THE CALCULATION DATE AS IF THE SUCCEEDING BENEFICIARY(S) HAD PURCHASED THE CONTRACT WITH THE ADJUSTED CONTRACT VALUE ON THE CALCULATION DATE.

THE SUCCEEDING BENEFICIARY WILL HAVE ALL OF THE RIGHTS THAT THE ORIGINAL DESIGNATED BENEFICIARY HAD WITH THE FOLLOWING EXCEPTIONS:

1. THE ENTIRE CONTRACT/CASH VALUE OF THE NEWLY CONTINUED CONTRACT MUST BE DISTRIBUTED TO THE SUCCEEDING BENEFICIARY(S) OVER THE REMAINING LIFE EXPECTANCY OF THE ORIGINAL DECEASED DESIGNATED BENEFICIARY;

2.   THE SUCCEEDING BENEFICIARY(S) CANNOT NAME THEIR OWN BENEFICIARY(S);AND

3. AT THE DEATH OF THE SUCCEEDING BENEFICIARY(S), THE DEATH BENEFIT, IF ANY, MUST BE PAID TO THE ESTATE OF THE SUCCEEDING BENEFICIARY(S). THE DEATH BENEFIT WILL EQUAL THE CONTRACT/CASH VALUE AS OF THE CALCULATION DATE ASSOCIATED WITH THE SUCCEEDING BENEFICIARY(S)'S DEATH. NO FURTHER CONTINUATION OF THE CONTRACT IS ALLOWED.

4. ADDITIONALLY, THE SUCCEEDING BENEFICIARY(S) HAS THE RIGHT TO TAKE FULL OR PARTIAL WITHDRAWALS AT ANY TIME FROM THE CONTRACT AFTER THE CALCULATION DATE WITHOUT THE IMPOSITION OF ANY CONTINGENT DEFERRED SALES/WITHDRAWAL/SURRENDER CHARGE REFLECTED IN THE CONTRACT. ALL OTHER CONTRACT FEES AND CHARGES APPLICABLE TO THE ORIGINAL CONTRACT WILL APPLY TO THE CONTINUED CONTRACT. HOWEVER, IF A PRINCIPAL PROTECTION RIDER AND/OR ENHANCED STEPPED-UP PROVISION RIDER IS ATTACHED TO THE CONTRACT, THESE RIDERS AND THEIR ASSOCIATED CHARGES WILL NO LONGER BE EFFECTIVE AFTER THE CALCULATION DATE.

ON OR AFTER THE COMMENCEMENT OF ANNUITY PAYMENTS, IF THE DESIGNATED BENEFICIARY DIES, WE WILL PAY THE SUCCEEDING BENEFICIARY(S) ANY BENEFITS REMAINING UNDER THE ANNUITY/INCOME OPTION THEN IN EFFECT.


                         THE TRAVELERS INSURANCE COMPANY

                 PLANNED DEATH BENEFIT SETTLEMENT OPTIONS RIDER

This rider is effective as of the date it is attached to Your contract. This rider supercedes any contrary provisions in Your contract and incorporates by reference the provisions of Your tax law qualification rider.

This rider amends the contract by adding the following new provision to the contract.

The Owner may elect that the Beneficiary(s) is to receive all or a portion of the death benefit proceeds, subject to Internal Revenue Code rules and regulations,

1. through an annuity for life or for a period that does not exceed the life expectancy of the Beneficiary, or

2. under the terms of the Beneficiary Rider, with the following exception: no surrenders will be allowed other than those payments designed to satisfy at least the required annual minimum distribution amounts or systematic withdrawal amounts if greater, according to your election.

Such election must be made in writing in a form acceptable to us and may only be revoked by the Owner in writing in a form acceptable to us. Upon death of the Owner, the Beneficiary cannot revoke or modify an election made by the Owner on how the death benefit proceeds are to be received.

If the Death Benefit at the time We receive Due Proof of Death is less than $2000, We will only pay a lump sum to the Beneficiary. If any periodic payments due are less than $100, We reserve the right to make annuity payments at less frequent intervals, resulting in a payment of at least $100 per year. If no Beneficiary is alive when death benefits become payable, payment will be made as provided in the contract.

                                   THE TRAVELERS INSURANCE COMPANY













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         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE







         Elective Options                             Non-Participating